As filed with the Securities and Exchange Commission on March 21, 2002.
                                                    Registration No.____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               AMNIS SYSTEMS INC.
                           (Formerly Graffiti-X, Inc.)
             (Exact name of registrant as specified in its charter)



           DELAWARE                         3669                  94-3402831
  (State or jurisdiction of     (Primary Standard Industrial       (I.R.S.
incorporation or organization)   Classification Code Number)   Identification)



                              3450 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 855-0200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Lawrence L. Bartlett
                              3450 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 855-0200
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:

                               David S. Hunt, Esq.
                            1464 W. 40 S. Suite #100
                             Lindon, Utah 84042-1629
                                 (801) 953-7878


Approximate date of proposed sale to the public: As soon as practicable following effectiveness of the registration statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------
                                           Proposed       Proposed
Title of Each                              Maximum         Maximum
Class of Securities       Amount        Offering Price    Aggregate        Amount of
to be Registered     To be Registered     Per Share     Offering Price  Registration Fee
-------------------  -----------------  --------------  --------------  ----------------
 Common                 12,500,000 (1)     $0.65(2)      $8,125,000(2)      $ 747.50
Shares, par
value $.0001
----------------------------------------------------------------------------------------

(1) Shares of common stock which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and upon exercise of related warrants and investment options. The number of shares of common stock registered hereunder represents a good faith estimate by the Registrant of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants and investment options. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the debentures, the warrants and investment options, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the closing price of the common stock of the registrant on March 19, 2002, as reported on the Over-the-Counter Bulletin Board, which was $0.65 per share.

The registrant hereby amends this registration statement on such date or date as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                   Subject to completion, dated March 21, 2002

                                   PROSPECTUS

                               AMNIS SYSTEMS INC.
                              3450 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 855-0200

                        12,500,000 shares of common stock

     - The 12,500,000 shares of common stock offered by this prospectus are being offered for resale by the stockholders listed in the section of this prospectus called "Selling Security Holders". We will not receive any proceeds from the sale of these shares. We will receive proceeds from the exercise of warrants and investment options, the underlying shares of which are being offered in this prospectus, by the selling security holders, which proceeds would be used for general corporate purposes. As of the date of this prospectus, neither the warrants nor the investment options have been exercised.

     - Our common stock is traded on the Over-The-Counter Bulletin Board under the symbol "AMNM".

     - On March 19, 2002, the closing bid price of our common stock on the OTC Bulletin Board was $0.65.

     The securities offered in this prospectus involve a high degree of risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on page 8 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus is not an offer to sell these securities and is not an offer to buy these securities in any state where such an offer or sale is not permitted.

                            TABLE OF CONTENTS
                            -----------------


SECTION TITLE                                               PAGE NO.
Prospectus Summary                                           5

Risk Factors                                                 8

Use of Proceeds                                             18

Price Range of Common Stock                                 18

Our Dividend Policy                                         19

Management's Discussion and Analysis
and Plan of Operations                                      19

Our Business                                                22

Management                                                  29

Executive Compensation                                      31

Certain Transactions                                        37

Security Ownership of Certain Beneficial
Owners and Management                                       38

Description of Securities                                   39

Selling Security Holders                                    42

Plan of Distribution                                        44

Legal Proceedings                                           46

Experts                                                     46

Legal Matters                                               46

Other Available Information                                 46

Financial Statements                                       F-1

                               PROSPECTUS SUMMARY

THIS PROSPECTUS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE DOCUMENT CAREFULLY. PLEASE PAY PARTICULAR ATTENTION TO THE SECTION ENTITLED "RISK FACTORS" AND THE SECTION ENTITLED "FINANCIAL STATEMENTS".

     Unless otherwise indicated, this prospectus assumes that any of our outstanding options or warrants have not been exercised into shares of our common stock.

AMNIS SYSTEMS INC.
------------------

     Amnis Systems Inc., a Delaware consolidated corporation, develops, manufactures and delivers networked streaming video solutions for high quality video creation, management and distribution. Our network video products are distributed worldwide both directly and through leading industry partners.

     Our products are used in diverse applications such as distance learning, corporate training, video courier services, telemedicine, surveillance and visual collaboration.

     We are subject to a number of business risks affecting companies at a similar stage of development, including competition from companies with greater resources and alternative technologies, the ability to obtain financing to fund future operations, dependence on new product introductions in a rapidly changing technological environment, dependence on a limited number of customers, dependence on key employees and the ability to attract and retain additional qualified personnel.

     We have a working capital deficit of $7,438,697 as of December 31, 2001 and negative cash flow from operations. These factors raise substantial doubt about our ability to continue as a going concern. There is no assurance that we will be able to achieve successful operations, obtain sufficient financing or obtain a line of credit.

RECENT DEVELOPMENTS
-------------------

     In February 2002, we sold a total of 225,000 units at a purchase price of $8.00 per unit to three qualified investors. Each unit consists of ten shares of our common stock, subject to adjustment, and one warrant to purchase three shares of our common stock at an exercise price of $0.90 per share, subject to adjustment. In connection with the transaction, we agreed to register the shares of common stock sold in the transaction, including the shares of common stock underlying the warrants.

THE OFFERING
------------

-  SECURITIES OFFERED:  12,500,000 shares.
                        ------------------

-   COMMON STOCK
    OUTSTANDING:
PRIOR TO THE OFFERING:  17,540,190 shares as of March 19, 2002.
                        ----------
AFTER THE OFFERING:     30,040,190 shares.
                        ----------

-   OFFERING PRICE:     The selling security holders can sell the shares at any price.

-   USE OF PROCEEDS:    We will not receive any proceeds from the sale of shares by the selling security holders.

-   MARKET FOR OUR      Our common stock trades on the Over-The-Counter Bulletin Board,
    COMMON STOCK:       also called OTCBB, under the trading symbol "AMNM." The
                        market for our common stock is highly volatile. We can provide no assurance that there will be a market in the future for our common stock.

                          SUMMARY FINANCIAL INFORMATION

     The summary historical financial data should be read in conjunction with our financial statements (and notes thereto) and the "Management's Discussion and Analysis and Plan of Operation" included on page 19 of this prospectus.

                                   Year Ended December
                                   2001          2000
Net sales                      $ 4,095,755   $ 3,574,090
Cost of goods sold               2,148,038     2,377,230
General and administrative       2,033,688     2,008,415
Sales and marketing              2,822,510     2,630,810
Research and development         1,870,630     1,772,474
Depreciation and amortization      271,956       507,924
Other (income) expense, net       (653,061)     (204,816)
Net Loss                        (5,432,172)   (5,419,655)

Weighted average Common
  Shares outstanding            11,559,506    24,657,080
Basic loss per share           $     (0.47)  $     (0.22)

Current Assets                   1,626,774     2,006,583
Total Assets                     1,863,456     2,626,055
Current Liabilities              8,975,471     6,831,290
Total Liabilities                9,243,076     6,905,097
Total stockholders' deficit     (7,379,620)   (4,279,042)

                                  RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before investing in our securities. If any of the following risks were to actually occur, our business would likely suffer. Consequently, the price of our common stock could decline, and investors may lose all or part of their investment in our common stock.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS.

     Management believes that this prospectus may contain forward-looking statements, including statements regarding, among other items, our future plans and growth strategies and anticipated trends in the industry in which we operate. Although we believe that the expectations reflected in forward-looking statements herein are reasonable, actual results could differ materially from these forward-looking statements as a result of factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, the forward-looking information should not be regarded as our representation or that of any other person that the objectives and our plans will be achieved.

                      RISK FACTORS RELATING TO OUR BUSINESS
                      -------------------------------------

-    THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING
     CONCERN.

     We have received a report from our independent auditors on our financial statements for fiscal years ended December 31, 2001 and 2000, in which our auditors have included explanatory paragraphs indicating that our recurring operating losses, stockholders' deficit and working capital deficit cause substantial doubt about our ability to continue as a going concern.

- WE HAVE A HISTORY OF LOSSES, AND WE MAY NOT GENERATE SUFFICIENT REVENUES IN THE FUTURE TO ACHIEVE OR SUSTAIN PROFITABILITY.

     We have generated limited revenues and incurred significant losses. As of December 31, 2001, we had an accumulated deficit of approximately $19,640,644. To achieve profitability, we will need to generate and sustain substantially higher revenues while maintaining reasonable cost and expense levels. We intend to significantly increase our operating expenses, especially our marketing expenses, and research and development expenses. Our future revenues could be influenced by factors beyond our control such as technological changes and developments, downturns in the economy and decreases in demand for digital video networking and broadband Internet products. To the extent that our revenues do not grow or even continue at their current level, we may not become profitable.

     -    OUR QUARTERLY OPERATING RESULTS FLUCTUATE.

     Our quarterly operating results have varied significantly in the past and are likely to vary significantly in the future. These variations result from a number of factors, including:

     - the timing of purchases of our products by system integrators and other large customers

     - the uncertain timing and level of market acceptance of new products we introduce

     -    the loss of major customers

     -    product introductions and other actions taken by our competitors

     - changing networking standards in the digital video industry and our ability to anticipate and react to such changes in a timely manner

     -    changes in sales and distribution environments and costs

     -    reductions in pricing by us or our competitors

     -    fluctuations in manufacturing yields and delays in product shipments

     -    personnel changes

     -    general economic conditions

     - WE DEPEND ON SEVERAL LARGE CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR REVENUES, AND THE LOSS OF ONE OR MORE OF THESE CUSTOMERS, OR A SIGNIFICANT DECREASE IN REVENUE FROM ANY OF THESE CUSTOMERS, COULD HAVE A DISPROPORTIONATE IMPACT ON OUR REVENUES AND INCOME.

     Historically, a substantial portion of our revenues has come from large purchases by a small number of customers. If we lose one or more of our key customers or experience a delay or cancellation of a significant order or a decrease in the level of purchases from any of our key customers, our net revenues could decline and our operating results and business could be harmed. In addition, our net revenues could decline and our operating results and business could be harmed if we experience any difficulty in collecting amounts due from one or more of our key customers. During 2001 and 2000, four customers accounted for 52% and 44% of our net revenues, respectively. As of December 31, 2001 and 2000 approximately 44% and 45%, respectively, of accounts receivable were concentrated with five customers.

     - WE DEPEND ON THE EFFORTS OF THIRD PARTY RESELLERS AND SUPPLIERS, AND THESE RELATIONSHIPS MAY NOT CONTINUE.

     We use a network of value added resellers, consisting primarily of system integrators and original equipment manufacturers with established distribution channels to assist with the marketing of our products and installation and servicing of our streaming video network products. Our future profits or losses depend on our ability to maintain old relationships and develop new relationships with system integrators and original equipment manufacturers, and on their marketing efforts and installation and support services. A decline in the financial prospects of particular resellers or any of their customers, inadequate installation and support services by resellers or our inability to contract with additional resellers could damage our profitability or cause additional losses.

     - WE HAVE BEEN AND WILL CONTINUE TO BE DEPENDENT ON THIRD PARTIES FOR THE SUPPLY AND MANUFACTURE OF ALL OF OUR COMPONENT AND ELECTRONIC PARTS, INCLUDING STANDARD AND CUSTOM-DESIGNED COMPONENTS.

     We purchase components and electronic parts pursuant to purchase orders in the ordinary course of business and do not maintain supply agreements. We are substantially dependent on the ability of third-party manufacturers and suppliers to meet our design, performance and quality specifications. If our third-party suppliers cannot supply us with systems or parts within our timeframes or allocate the supply of certain high demand components, we could be unable to meet our delivery schedules and requirements on a timely and competitive basis, which would harm our operations.

     - OUR FUTURE SUCCESS ALSO DEPENDS UPON OUR ABILITY TO DEVELOP, LAUNCH AND MARKET NEW TECHNOLOGIES AND PRODUCTS.

     We have devoted, and will continue to devote, substantial effort and expenses to the development of new technologies and products. However, we cannot assure you that we will be able to complete testing and successfully launch our new products. The digital video market generally and the broadband Internet video market specifically are in the early state of development and the demand for, and market acceptance of, our technologies and products under development is subject to a high degree of uncertainty. If we cannot develop and launch our new products, or if we fail to achieve market acceptance of our new products, our future growth would suffer.

     - WE BELIEVE THAT OUR FUTURE SUCCESS WILL LARGELY DEPEND UPON OUR ABILITY TO CONTINUE TO ENHANCE OUR EXISTING PRODUCTS AND TO SUCCESSFULLY DEVELOP AND MARKET NEW PRODUCTS IN A COST-EFFECTIVE AND TIMELY BASIS.

     Reliability, quality or compatibility problems with our products could significantly delay or reduce market acceptance of our products, could require the devotion of significant time and resources to addressing errors, could divert our engineering and other resources from other tasks and development efforts, and could damage our reputation and adversely affect our ability to retain our existing customers and to attract new customers. If we fail to develop new products efficiently or if our new products are defective, our business would suffer.

     -    COMPETITION MAY DECREASE OUR MARKET SHARE, NET REVENUES AND GROSS
          MARGINS.

     Competition in the streaming video products market is intense, and we expect competition to increase. To compete effectively, we must continue to respond promptly and effectively to changing customer preferences, and feature and pricing requirements, and rapid technological change. Our principal competitors include Minerva Networks Inc., Optibase Ltd. and Vbrick Systems Inc. Some of our actual and potential competitors have greater name recognition, access to a larger customer base and significantly greater financial, marketing, technical and other resources than we do. Our competitors also sell products that provide some of the benefits of the products that we sell, and we could lose sales to our competitors. Moreover, the digital video products industry is undergoing a period of consolidation in which companies, including some of our competitors, are participating in business combinations. These combinations may result in the emergence of competitors who have larger market shares, customer base, sales forces and product offerings and greater technology marketing expertise than we do. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than us. We may not be able to compete successfully against current and future competitors, or to make technological advances necessary to improve or even maintain our competitive position. Additionally, we cannot make any assurances that our products will achieve market acceptance.

     - WE WILL NEED ADDITIONAL CAPITAL IN THE FUTURE, AND IF WE ARE UNABLE TO OBTAIN ADEQUATE FUNDS ON TERMS ACCEPTABLE TO US, WE WILL NOT BE ABLE TO EXECUTE OUR BUSINESS PLAN.

     We will require substantial additional capital to finance our future growth, hire additional qualified personnel, implement further marketing and sales activities, and fund our ongoing research and development activities. Our capital requirements will depend on many factors, including acceptance of and demand for our products, the extent to which we invest in new technology and research and development projects, and the status and timing of competitive developments. To the extent that our existing sources of liquidity and cash flow from operations are insufficient to fund our activities, we will need to raise additional capital. If additional funds are raised through the issuance of equity securities, the percentage of equity ownership of our existing stockholders will be reduced. In addition, holders of these equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. If additional funds are raised through the issuance of debt securities, we may incur significant interest charges, and these securities could also impose restrictions on our operations. Additional financing may not be available when needed on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures, which could seriously harm our business.

     - IF WE ARE UNABLE TO ATTRACT, TRAIN AND RETAIN QUALIFIED ENGINEERS, MARKETING, SALES AND TECHNICAL SUPPORT PERSONNEL, WE MAY NOT BE ABLE TO DEVELOP OUR BUSINESS.

     Our future success also depends to a substantial degree upon our ability to attract, train, motivate and retain other highly qualified engineering, technical, sales, marketing, management and other personnel, to support our marketing efforts, new customers and the expanding needs of existing customers, as well as for our continued research and development operations. There is considerable competition for the services of people with experience in the digital video field who have the necessary skills and understanding of our products. This is particularly the case in Northern California where competition for such personnel is intense. If we are not able to hire and retain the necessary personnel, our business will not develop and our operating results will be harmed.

     - WE DEPEND ON A LIMITED NUMBER OF KEY PERSONNEL WHO WOULD BE DIFFICULT TO REPLACE, AND IF WE LOSE THE SERVICES OF THESE INDIVIDUALS OR CANNOT HIRE ADDITIONAL QUALIFIED PERSONNEL, OUR BUSINESS COULD BE SERIOUSLY HARMED.

     Our future success depends in large part on the continued services of our senior management, and key technical and sales personnel. In particular, we are highly dependent on the services of Michael A. Liccardo, our chairman, president and chief executive officer, Lawrence L. Bartlett, our vice president, chief financial officer and secretary, and Richard A. Falcone our vice president of marketing, worldwide sales and business development. We do not carry key person life insurance on our senior management or key personnel. Any loss of the services of Messrs. Liccardo, Bartlett, or Falcone, other members of senior management or other key personnel could seriously harm our business.

     - IF OUR PRODUCTS CONTAIN UNDETECTED SOFTWARE OR HARDWARE ERRORS, WE COULD INCUR SIGNIFICANT UNEXPECTED EXPENSES, EXPERIENCE PRODUCT RETURNS AND LOST SALES AND BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

     Our products use software and other technologies which are complex and, despite testing, may contain errors. Any errors in our existing or new products could result in, among other things, a delay in recognition or loss of revenues, loss of market share, failure to achieve market acceptance, and material claims against us by customers. If unanticipated expenses, problems or difficulties, technical or otherwise, prevent us from successfully marketing our products, we will continue to experience losses, perhaps at an increasing level.

     - WE ARE HEADQUARTERED IN NORTHERN CALIFORNIA AND OUR BUSINESS COULD BE SEVERELY IMPACTED BY POWER SHORTAGES AND EARTHQUAKES.

     We conduct our business and operations out of our headquarters located in Palo Alto, California, including research and development, customer support, and final assembly and tests of our products. Despite precautions taken by us, power shortages, earthquakes, fire or other unanticipated problems could, among other things, hinder our research and development efforts, delay the shipment of our products, affect our ability to receive and fulfill orders, and severely harm our business.

     -    CONTINUING OPERATING LOSSES AND NEED FOR FINANCING.

     For the fiscal years ended December 31, 2001 and 2000, our consolidated operating losses were $5,432,172 and $5,419,655, respectively. We have never been profitable and continue to incur losses from operations. There can be no assurance that sufficient revenue, income and cash flows will be generated to support our operations or that we will ever operate profitably. We are dependent upon receipt of the net proceeds from the current financing to finance the continued operations and will need additional financing to fund our future operations and development of new products.

     -    WE ARE DEPENDENT ON OUR ABILITY TO ATTRACT NEW CUSTOMERS.

     Once a customer has purchased a system from us, the revenues from that customer will decline significantly and will consist primarily of maintenance fees and upgrades to the system unless the customer expands the system or we develop new products for the system. We are dependent on our ability to attract new customers or develop new products to market to existing customers. Our ability to make sales both to new customers and existing customers will be significantly affected by our development of new products and upgrading of existing products to reflect current technology and our ability to price products competitively.

             GENERAL RISKS RELATING TO THE VIDEO NETWORKING INDUSTRY
             -------------------------------------------------------

     - HISTORICALLY, THE PRICES OF VIDEO ENCODERS AND DECODERS AND NETWORK VIDEO APPLIANCE PRODUCTS HAVE DECREASED OVER THE LIFE OF INDIVIDUAL PRODUCTS, WHILE THE COMPLEXITY OF NEW PRODUCT INTRODUCTIONS HAS INCREASED.

     As a result, we have reduced prices for our products and we expect to reduce prices in the future. In addition, we have increased research, development and marketing expenditures in response to competitive conditions and the development of new technologies and products, and we expect to increase such expenditures in the future. Accordingly, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of future performance. Additionally, if our operating results fall below the expectations of investors or market analysts in future periods, our share price will likely decline.

     - THE DIGITAL VIDEO AND NETWORKING MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGES AND MULTIPLE EVOLVING STANDARDS, AND IF WE FAIL TO ENHANCE OUR EXISTING PRODUCTS, DEVELOP NEW AND MORE TECHNOLOGICALLY ADVANCED PRODUCTS AND SUCCESSFULLY MARKET THESE PRODUCTS, OUR RESULT OF OPERATIONS WILL SUFFER.

     The markets for our products are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. We believe that our future success will depend on our continued ability to maintain expertise in the technologies associated with the Moving Picture Expert Group, or MPEG, and streaming video network and broadband Internet video applications. In addition, we believe that our future success will depend, in part, on our continued ability to enhance our current products and to introduce new products and features to meet changing customer requirements and evolving industry standards. Our present products are based on the MPEG standard. Although MPEG has evolved as the de-facto standard for compression and decompression of digital video, other industry standards could replace the current MPEG standard in the future. In addition, we or our competitors may announce products that have the potential to shorten the life cycle of, or replace, our products. We have made such announcements in the past and may do so in the future. Such announcements could cause customers not to buy our products or to defer decisions to buy our products. In addition, products or technologies developed by others could render our products or technologies non-competitive or obsolete.

     - DIGITAL VIDEO PRODUCTS GENERALLY, AND VIDEO NETWORK AND BROADBAND INTERNET VIDEO PRODUCTS AND TECHNOLOGIES SPECIFICALLY, ARE RELATIVELY YOUNG AND EVOLVING MARKETS.

     Our future growth will depend on our ability to predict the evolution of these markets as well as new streaming video applications, and to successfully penetrate those markets. Because of the early stage of the development of the digital video market, the demand for, and market acceptance of, our products, is subject to a high degree of uncertainty. If market growth rates do not meet our expectations, or if we are unsuccessful in identifying and penetrating those segments of the digital video market which provide the greatest opportunity for growth, our business would suffer.

     -    WE EXPECT PRICE COMPETITION TO ESCALATE IN THE VIDEO NETWORKING
          INDUSTRY.

     We have consistently attempted to minimize the effect of price reductions in the market by introducing more sophisticated products at the top of our product line, and thereby attempt to maintain higher selling prices. However, competition in the future may force us to lower product prices and add new products and features at lower prices, or we may otherwise be unable to introduce new products at higher prices. We cannot assure you that we will be able to compete successfully in this kind of price competitive environment, and lower prices and reduced demand for our products would reduce our ability to generate revenue. Failure by us to mitigate the effect of these pressures through cost reductions of our products or changes in our product mix could have a material adverse effect on our business and we may not be able to achieve or maintain profitability.

                    GENERAL RISKS RELATING TO THE INVESTMENT
                    ----------------------------------------

     - OUR STOCK PRICE MAY BE VOLATILE AND THE TRADING MARKET FOR OUR COMMON STOCK IS LIMITED.

     The market price for our common stock, like that of the securities of many companies in the technology and emerging growth sectors, has fluctuated substantially and may continue to be highly volatile in the future. We believe that the following factors, in addition to other risk factors described above, will continue to significantly affect the market price of our common stock:

     - announcements of technological innovations or new commercial products by us and our competitors;

     - developments concerning research and development, manufacturing, and marketing alliances or collaborations by us and our competitors;

     -    developments in our industry;

     - general market and economic conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors; and

     - period-to-period fluctuations in our operating results and the operating results of our competitors.

     In addition, stock markets have recently experienced extreme price and volume fluctuations. These fluctuations have especially affected the stock market price of many technology companies, and, in many cases, are unrelated to the operating performance of the particular companies. We believe that these broad market fluctuations may continue to negatively affect the market price of our common stock.

     From time to time, there has been limited trading volume with respect to our common stock which is traded in the over-the-counter market, but we cannot make any assurances that there will continue to be a trading market in our common stock.

     - THE ISSUANCE OF THESE SHARES AND OTHER SHARES ISSUABLE UPON EXERCISE AND CONVERSION OF OUTSTANDING WARRANTS AND A CONVERTIBLE PROMISSORY NOTE WILL RESULT IN DILUTION.

     The issuance of these shares will have a dilutive effect on our common stock and may lower our stock price. We have reserved a significant number of shares of our common stock for issuance upon the conversion of convertible debentures and a convertible promissory note and exercise of warrants and investment options.

     As of this offering we have outstanding $500,000 of convertible debentures that can be converted into shares of our common stock. Within ten business days after the effective date of the registration of shares that are subject to this offering, additional debentures totaling $500,000 will be issued. In addition, pursuant to investment options granted to the debenture holder, upon each conversion, the holder has the option to purchase, at the applicable conversion price, one additional share for each share of common stock issued upon conversion of the debentures. The number of shares we will issue upon the conversion of these debentures fluctuates with our common stock market price and cannot be determined until the day of conversion. Additionally, there is no limit on the number of shares of our common stock that may be issued upon the conversion of these convertible debentures.

     Certain terms and conditions must be met at the time of the closing of the $500,000 convertible debentures that are to be to be issued within ten business days after the effective date of the registration of shares that are subject to this offering. These terms and conditions are summarized as follows:

-    The representations and warranties given by us are still true and correct;

-    The registration statement shall be declared effective;
- We have not violated any laws or incurred any other event which would prevent this registration statement from becoming effective; and
-    The trading of our stock on the OTC Bulletin Board has not been suspended.

     These convertible debentures have a conversion price that is the lesser of
(1) $0.385 and (2) 70% of the average of the lowest three intraday prices (which need not occur on consecutive trading days) during the 20 trading days immediately preceding the applicable conversion date. Thus, the debentures will be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, stockholders may be subject to an immediate dilution in their per share net tangible book value.

      As of March 19, 2002, we have reserved an excess of the minimum number of shares of common stock, which would be issuable upon conversion in full of the debentures and the exercise of the warrants and investment options, amounting to 12,500,000 shares of authorized and unissued common stock. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures or exercise of the investment options. If we are required to issue additional shares we will be required to file an additional registration statement for those shares, a process which will be costly and time consuming. The issuance of these shares will dilute our common stock per share net tangible book value and may result in a decline in our stock price.

     In addition to the convertible debentures, as of March 19, 2002 we had $3,635,281 in an outstanding, convertible promissory note. The convertible promissory note can be converted into our common stock at a conversion rate of $0.35 per share, subject to adjustment. In the event the convertible promissory note holder elects to convert the entire principal of the note into shares of our common stock, we would be required to issue not less than an additional 10,386,518 shares. If conversion of the convertible promissory note occurs, stockholders may be subject to an immediate dilution in their per share net tangible book value.

     As of March 19, 2002, we had outstanding warrants to purchase a total of 3,050,000 shares of our common stock. These warrants have exercise prices that range between $0.385 and $4.00.

     The exercise price of 1,100,000 of these warrants is equal to the lesser of
(i) $0.385 per share and (ii) the average of the lowest three (3) intraday trading prices for the common stock during the twenty (20) trading days immediately prior to the closing date. These warrants can be exercised any time through and including December 28, 2008.

- YOU MAY HAVE DIFFICULTIES TRADING AND OBTAINING QUOTATIONS ON "PENNY STOCK" ISSUES.

     The shares of common stock offered are for "penny stocks" as defined in the Securities Exchange Act of 1934, as amended. These shares are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the common stock being registered. In addition, the "penny stock" rules adopted by the SEC under the Securities Exchange Act of 1934 make the sale of the shares of the common stock subject to certain regulations, which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the SEC's rules may limit the number of potential purchasers of the shares of the common stock.

     If we can meet the listing requirements in the future, management intends to apply to include the shares of the common stock being registered hereby for quotation on the NASDAQ SmallCap Market operated by the NASDAQ Stock Market. Our common stock has not yet been approved for quotation on the NASDAQ SmallCap Market and there can be no assurance that an active trading market will develop or if such market is developed that it will be sustained.

     The NASDAQ Stock Market recently approved changes to the standards for companies to become listed on the NASDAQ SmallCap Market, including, without limitation, new corporate governance standards, a new requirement that companies seeking listing have net tangible assets of $4,000,000, market capitalization of $50,000,000 or net income of $750,000 and other qualitative requirements. If we are unable to satisfy the requirements for quotation on the NASDAQ SmallCap Market, trading in the common stock being registered hereby would continue to be conducted on the OTC Bulletin Board. Even if the shares of the common stock are listed for quotation on the NASDAQ SmallCap Market, the market price of the shares must remain above $4.00 per share or else such shares will be subject to the "penny stock" rules of the Commission discussed above. If the market price of such shares falls below $1.00 per share, such shares will be delisted from the NASDAQ SmallCap Market and will once again be quoted on the OTC Bulletin Board.

-    RESALE RESTRICTIONS ON TRANSFERRING "PENNY STOCKS".

     Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the selling security holders.

PRICE RANGE OF COMMON STOCK
---------------------------

     Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol "AMNM." The following table sets forth the high and low closing bid prices (which reflect prices between dealers and do not include retail markup, markdown or commission and may not represent actual transactions) for each quarterly period since our common stock first began trading in the over-the-counter market in July 2000. From time to time, during the periods indicated, trading activity in our common stock was infrequent. As of March 19, 2002, the closing price of our common stock was $0.65 per share. As of March 19, 2002, there were approximately 168 record holders of our common stock. We believe we have approximately 5,700 beneficial stockholders. The source of the quotes is NASDAQ.

CALENDAR YEAR 2000                       HIGH BID           LOW BID
Third Quarter 2000 (commencing July 19)  $   5.00         $  1.125
Fourth Quarter 2000                      $   6.00         $   3.00

CALENDAR YEAR 2001                       HIGH BID           LOW BID

First Quarter 2001                       $   3.75          $  2.00
Second Quarter 2001                      $   2.95          $  0.89
Third Quarter 2001                       $   1.60          $  0.41
Fourth Quarter 2001                      $   0.92          $  0.33

CALENDAR YEAR 2002                       HIGH BID           LOW BID

First Quarter*2002                       $   1.72          $  0.64

* Through March 19, 2002

     As of March 19, 2002, there were approximately 17,540,190 shares of common stock issued and outstanding.

OUR DIVIDEND POLICY
-------------------

     We anticipate that for the foreseeable future, earnings will be retained for the development of our business. Accordingly, we do not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of our board of directors and will depend on our general business condition.


                           MANAGEMENT'S DISCUSSION AND
                         ANALYSIS AND PLAN OF OPERATION

PLAN OF OPERATIONS
------------------

     We are a provider of hardware and software products for the creation, management and transmission of high resolution, full-motion, full-screen video over computer networks. Our products provide key video infrastructure components for broadband networks based on various transport protocols, including the Internet protocol, or IP, and asynchronous transfer mode, or ATM, protocol. Our products enable the deployment of industry standard MPEG digital video in such diverse applications as interactive distance learning, corporate training, video courier services, telemedicine, corporate TV channel, cable TV content distribution, broadcast news distribution, and remote surveillance. MPEG is the Motion Picture Expert Group that has developed standards for compression and decompression of digital video. Our technology enables its network clients to:

- Capture, encode and compress high-quality video from any source, including cable, wireless, satellite, tape or live

-    Store high-quality video locally or in remote network video servers

- Transmit live or stored high-quality video across a computer or public network

-    Manage high-quality video distribution as a part of the total application

- Play live or stored high-quality video on a TV monitor, desktop PC or set-top box

RESULTS  OF  OPERATIONS
-----------------------

     Revenues for the year ended December 31, 2001 were $4,095,755, an increase of $521,665 or 14.6% over revenues of $3,574,090 for the year ended December 31, 2000. Revenue increased primarily as a result of the continued growth in enterprise market applications for digital video products. As a part of this growth we saw an increase in foreign sales as the market expands internationally and an increase in sales to defense contractors as a result of the heightened interest in surveillance following the 9/11/01 disaster.

     Cost of sales for the year ended December 31, 2001 were $2,148,038, a decrease of $229,192 or 9.64% over cost of sales of $2,377,230 for the year ended December 31, 2000. The decrease in cost of sales came from improved materials management that resulted in less scrap and obsolete materials. In addition, process revisions brought new efficiencies that allowed a reduction in manufacturing headcount.

     Research and development expenses were $1,870,630 for the year ended December 31, 2001, an increase of $98,156 or 5.54%, as compared to $1,772,474 for the year ended December 31, 2000. Product development and support during 2001 was increased through the use of outside consultants. Increases in engineering costs will continue with development of the new network digital video products.

     Sales and marketing expenses for the year ended December 31, 2001 were $2,822,510, an increase of $191,700 or 7.29%, as compared to $2,630,810 for the year ended December 31, 2000. In 2001 we increased our marketing effort with more trade show activity and increased travel expenditure. This trend is expected to continue.

     General and administrative costs were $2,033,688 for the year ended December 31, 2001, an increase of $25,273 or 1.26%, as compared to $2,008,415 for the year ended December 31, 2000. This is primarily due to the cost of acquiring Optivision's operations in April 2001 and meeting regulatory reporting requirements. Increases were offset by decreased expenditures necessitated by our revenue slowdown.

     Interest and other expense, net was $653,061 for the year ended December 31, 2001, an increase of $448,265 or 218%, as compared to $206,816 for the year ended December 31, 2000. The increase was primarily due to accruing interest on shareholder loans and other increases in debt. These interest expenses will continue until such time as the notes are repaid or converted to equity.

         Our net loss for the 2001 fiscal year remained steady, increasing by $12,517, or 0.23%, to a net loss of ($5,432,172) from a net loss of ($5,419,655)
in the comparable 2000 period. This is the result of all of the above operational changes and financing costs.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

     At December 31, 2001, we had cash and cash equivalents of $45,467, a decrease of $169,299 from $214,766 at the end of the year ended December 31, 2000. We also have continuing operating losses for the year ended December 31, 2001 of $5,432,172. In order to continue operations beyond 2002 additional funding will be required. We will, also, require additional funding to finance growth and achieve our strategic objectives. Management is actively pursuing additional sources of funding. In addition management is also looking to increases in cash flows through increases in revenue and cost-cutting measures.

     We received financing in October 2001 which was sufficient to carry us through December, but our cash was reduced significantly. The first part of a new $2,400,000 financing was received in January 2002. Cash from a new $1,800,000 unit offering financing was received in February 2002. We will need to complete additional financings in 2002 in order to continue operations.

     As stated above, we need additional cash to support our investment in our business. If we do not raise sufficient funds, we also may not be able to fund expansion, take advantage of future opportunities, meet our existing debt obligations or respond to competitive pressures or unanticipated requirements. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult for us to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock.

     The risk factors described above are not the only ones facing our company and they should be read in conjunction with all other risk factors disclosed in reports filed with the Securities and Exchange Commission. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations.

                                  OUR BUSINESS

     We were formed on July 29, 1998. On April 16, 2001 we merged with Optivision, Inc., an operating company, in an exchange of common stock accounted for as a pooling of interest.

     Under the terms of the merger, each issued and outstanding share of Optivision common stock was converted into the right to receive 0.10 shares of our common stock rounded to the nearest whole share; each outstanding but unexercised option to purchase common stock of Optivision was converted into an option to acquire the number of shares of our common stock equal to the product of 0.10 multiplied by the number of shares of Optivision common stock that would have been obtained before the merger rounded to the nearest whole share; each outstanding warrant to purchase common stock of Optivision was converted into a warrant to acquire the number of shares of our common stock equal to the product of 0.10 multiplied by the number of shares of Optivision common stock that would have been obtained before the merger, rounded to the nearest whole share.

PRODUCTS
--------

NAC-3000 - STREAMING MPEG VIDEO SERVER FOR IP NETWORKS
------------------------------------------------------

     Our NAC-3000 series is a solution for video networking applications which require low cost, high quality, dynamic and scalable MPEG video capture, encoding and network transmission. The NAC-3000 utilize streaming engine to support IP multicasting, and a broad range of MPEG profiles and video resolutions. They also interoperate with our existing network video products, including LiveMap(TM) network management software, LivePlayer(TM) streaming media desktop player, and our live streaming video receiver/decoder. The NAC-3000 live streaming video servers/encoders directly connect to Ethernet and are available in three configurations: MPEG-1 for low bandwidth needs, MPEG-2 for interactive low latency applications and MPEG-2 full resolution for applications requiring full broadcast TV quality. The NAC-3000 is also available with choice of AC or 12v DC input power.

NAC-3000-DVB - STREAMING MPEG VIDEO SERVER FOR DVB-ASI NETWORKS
---------------------------------------------------------------

     Our Systems NAC 3000-DVB is a solution for streaming MPEG-1 or MPEG-2 video for mobile, satellite or cable TV applications requiring a DVB-ASI interface. The NAC-3000-DVB is available with either AC or 12v DC input power and provides the smallest footprint, lowest power consumption and quietest operation of any product in its category.

NAC-4000 - STREAMING MPEG VIDEO RECEIVER FOR IP NETWORKS
--------------------------------------------------------

     Our Systems NAC-4000 series is a network attached MPEG video over IP receiver and decoder. It receives and decodes mpegNet generated video streams from our network video products. The NAC-4000 is compatible with all of our streaming video products, including the NAC-3000 series, VS-Pro series, and LiveMap network manager. The NAC-4000 directly connects to Ethernet. The combination of NAC-3000 and NAC-4000 products provide the smallest footprint, lowest power consumption and quietest operation of any matched set of MPEG video codes in the market.

VS-PRO - STREAMING MPEG VIDEO FOR WAN APPLICATIONS
--------------------------------------------------

     Our VS-Pro is a multi-channel network attached streaming video system supporting MPEG-1 and MPEG-2 video/audio distribution over ATM, T1, Gigabit Ethernet, IP, etc. networks. The VS-Pro uses the mpegNet engine to insure compatibility and interoperability with our other products.

LIVEPLAYER - STREAMING MPEG MEDIA DESKTOP PLAYER
------------------------------------------------

     LivePlayer plays streaming or stored MPEG video on a desktop PC. It supports full resolution MPEG-1 or MPEG-2 video streams on a Windows desktop PC. Users can also separate the video window from LivePlayer and simultaneously run other desktop applications in other windows. In addition, users may also enable or disable the display of any graphic user interface fields for the improved look and feel.

LIVEMAP - STREAMING NETWORK VIDEO MANAGEMENT SOFTWARE
-----------------------------------------------------

     LiveMap is a network video management software application that allows remote configuration and control of our NAC, VS-Pro, and LS-Pro products. It uses industry standard SNMP, runs on a Windows desktop PC and can be integrated into industry standard network management platforms.

MPEGSTUDIO PRO - HIGH PERFORMANCE MPEG VIDEO ENCODING AND NETWORK TRANSPORT
---------------------------------------------------------------------------
SYSTEM
------

     Our mpegStudio Pro VS-2311B MPEG Video Encoding and Network Transport systems provide scalable, broadcast-quality MPEG-1 and MPEG-2 for network store-and-forward applications. Included with the VS-2311B is our mpegStudio Pro
4.0 software. This client/server application enables simultaneous video encoding, file storage and network transport of MPEG video files using an intuitive GUI.

SALES AND MARKETING
-------------------

     We sell our products to a network of value added resellers, or VARs, system integrators and original equipment manufacturers, or OEMs directly through our sales force. Our products are currently deployed for enterprise and service provider applications that require high quality streaming video such as distance learning, video surveillance, conferencing, corporate communications, training, telemedicine, special live event broadcasting, and content distribution. Enterprise users include corporations, government agencies, educational institutions, hospitals and other institutions with broadband IP based networks.

     Our North American sales organization covers the U.S. and Canadian markets and manages our system integrator, VARs and partners. Selected overseas markets are covered by systems integrators and VARs in Europe with a dedicated regional sales manager based in Germany. We have recently added a regional sales manager based in Korea to cover the Asia Pacific region.

     Through our partners with whom we have established strategic co-marketing, joint product interoperability testing and joint business development relationships, we have the opportunity to expand our sales, marketing and distribution channels by leveraging the extensive sales force and marketing relationships of our partners to reach new customers and markets. Our partners include industry leaders in network equipment such as Cisco Systems, Extreme Networks, Nortel, and video server vendors such as Kasenna, Infovalue and Concurrent.

MARKETS
-------

     The digital video and networking market is characterized by rapid technological changes and multiple evolving standards, and if we fail to enhance our existing products, develop new and more technologically advanced products and successfully market these products, our result of operations will suffer.

     The markets for our products are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. We believe that our future success will depend on our continued ability to maintain expertise in the technologies associated with the Moving Picture Expert Group, or MPEG, and streaming video network and broadband Internet video applications. In addition, we believe that our future success will depend, in part, on our continued ability to enhance our current products and to introduce new products and features to meet changing customer requirements and evolving industry standards. Our present products are based on the MPEG standard. Although MPEG has evolved as the de-facto standard for compression and decompression of digital video, other industry standards could replace the current MPEG standard in the future. In addition, we or our competitors may announce products that have the potential to shorten the life cycle of, or replace, our products. We have made such announcements in the past and may do so in the future. Such announcements could cause customers not to buy our products or to defer decisions to buy our products. In addition, products or technologies developed by others could render our products or technologies non-competitive or obsolete.

     Digital video products generally, and video network and broadband Internet video products and technologies specifically, are relatively young and evolving markets. Our future growth will depend on our ability to predict the evolution of these markets as well as new streaming video applications, and to successfully penetrate those markets. Because of the early stage of the development of the digital video market, the demand for, and market acceptance of, our products, is subject to a high degree of uncertainty. If market growth rates do not meet our expectations, or if we are unsuccessful in identifying and penetrating those segments of the digital video market which provide the greatest opportunity for growth, our business would suffer.

MANUFACTURING AND SOURCES OF SUPPLY
-----------------------------------

     Our manufacturing strategy focuses on system integration, system assembly and final system testing and quality control of our products. We outsource printed circuit board, system chassis assembly to third party suppliers. This outsourcing strategy has enabled us to benefit from the manufacturing capabilities of our suppliers who can accommodate significant increases in production volume as necessary. This strategy also permits us to focus on our core competencies of rapid product development and deployment.

     We handle all phases of materials planning, production scheduling, procurement and document control. In addition to developing manufacturing strategies, our production staff qualifies our suppliers and their manufacturing processes to ensure subcontractor quality standards.

DISTRIBUTION
------------

     We use a network of value added resellers, consisting primarily of system integrators and original equipment manufacturers with established distribution channels to assist with the marketing of our products and installation and servicing of our streaming video network products.

COMPETITION
-----------

     Competition in the streaming video products market is intense, and we expect competition to increase. To compete effectively, we must continue to respond promptly and effectively to changing customer preferences, and feature and pricing requirements, and rapid technological change. Our principal competitors include Minerva Networks Inc., Optibase Ltd. and Vbrick Systems Inc.

     The digital video products industry is undergoing a period of consolidation in which companies, including some of our competitors, are participating in business combinations. These combinations may result in the emergence of competitors who have larger market shares, customer base, sales forces and product offerings and greater technology marketing expertise than we do. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than us. We expect price competition to increase in the video networking industry.

     Competition in the future may force us to lower product prices and add new products and features at lower prices, or we may otherwise be unable to introduce new products at higher prices. We cannot assure you that we will be able to compete successfully in this kind of price competitive environment, and lower prices and reduced demand for our products would reduce our ability to generate revenue.

RESEARCH AND DEVELOPMENT

     The goal of our research and development activities is to continue the development and introduction of next-generation products for our customers that resolve the limitations of current network streaming video architectures and address new markets. Our efforts are also focused on increasing the functionality and reducing the cost of our current products. We are developing new technologies and products that will:

-    Employ scalable MPEG-4 encoding and decoding technologies;

- Enhance current products for use in video surveillance and distance learning applications;

-    Provide greater network management and control capability;

-    Support network attached storage and server functions;

-    Accommodate different bandwidth constraints and fluctuations.

     Our research and development expenditures were approximately $1.9 million and $1.8 million for fiscal years ended December 31, 2001 and December 31, 2000, respectively.

TRADEMARKS

     We have registered "Optivision," "NAC" and "VS-Pro" as registered trademarks. In addition, the names "LiveMap," "LivePlayer," "mpegNet," "mpegStudio Pro" and "ScaleWare" are our trademarks.

PROPRIETARY RIGHTS

     Our future success and ability to compete are dependent, in part, upon our proprietary technology. We rely on patent, trade secret, trademark and copyright law to protect our intellectual property. We have one U.S. patent issued by the U.S. Patent and Trademark Office in the area of scalable video coding method and apparatus. We cannot be sure that any patents will be issued pursuant to future patent applications or that patents issued to us will not be invalidated, circumvented, challenged or licensed to others. In addition, we cannot be sure that the rights granted under any such patents will provide us with competitive advantages or that any patents issued to us will be adequate to stop unauthorized third parties from copying our technology, designing around our patents or otherwise obtaining and using our products, designs or other information. In addition, we cannot be sure that others will not develop technologies that are similar or superior to our technology. Furthermore, we believe that factors such as the technological and creative skills of our personnel, new product developments, product enhancements and marketing activities are just as essential as the legal protection of proprietary rights to establishing and maintaining a competitive position.

     In addition to patent protection, we rely on unpatented trade secrets and know-how and proprietary technological innovation and expertise, all of which are protected in part by confidentiality and invention assignment agreements with our employees and consultants, and, whenever possible, our suppliers. We cannot make any assurances that these agreements will not be breached, that we will have adequate remedies for any breach, or that our unpatented proprietary intellectual property will not otherwise become known or independently discovered by competitors. We also cannot make any assurances that persons not bound by an invention assignment agreement will not develop relevant inventions.

     Many participants in the digital video market have a significant number of patents and have frequently demonstrated a readiness to commence litigation based on allegations of patent and other intellectual property infringement. From time to time, we receive notices relating to alleged infringement. In some cases, we have not received subsequent communications after responding to the initial claim. In some cases, we have resolved the matters on commercially reasonable terms. However, we cannot be sure that future claims will be resolved on such terms, and failure to resolve such claims on such terms could result in a material adverse effect on our business, financial condition and results of operations. We expect that companies will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Responding to such claims, regardless of merit, could cause product shipment delays or require us to enter into royalty or licensing arrangements to settle such claims. Any such claims could also lead to time-consuming, protracted and costly litigation, which would require significant expenditures of time, capital and other resources by our management. Moreover, we cannot be sure that any necessary royalty or licensing agreement will be available or that, if available, such agreement could be obtained on commercially reasonable terms.

CUSTOMERS
---------

     Historically, a substantial portion of our revenues has come from large purchases by a small number of customers. If we lose one or more of our key customers or experience a delay or cancellation of a significant order or a decrease in the level of purchases from any of our key customers, our net revenues could decline and our operating results and business could be harmed.

During the eight months that ended December 31, 2000, our top four customers accounted for 44% of our net revenues. Additionally, during the six months that ended June 30, 2001, four customers accounted for 61% of net revenues. Approximately 45% of our accounts receivable were concentrated with five of our customers.

     The following is a list of some of our customers and end-users and representative applications of our products.

------------------------------------------------------  --------------------------------
               CUSTOMER/END-USER                                 APPLICATIONS
------------------------------------------------------  --------------------------------
-   US West, Cisco/Maricopa County (Arizona)            Surveillance
    Department of Transportation
-   Lockheed Martin/Orange County
-   U.S. Coast Guard (Houston, Texas)
------------------------------------------------------  --------------------------------
-   Verizon Communications/University of Hawaii         Distance learning
-   NDI Solutions/Bay-Arenac Independent School
    District (Michigan)
-   Tulsa Fire Department
-   Oregon State University, Kansas State University,
    University of Nebraska
------------------------------------------------------  --------------------------------
-   GNI-China                                           Cable TV content distribution
------------------------------------------------------  --------------------------------
-   Hughes Network Systems                              Satellite video content delivery
                                                        service
------------------------------------------------------  --------------------------------
-   Discovery Channel                                   Video content distribution
-   AT&T
-   Defense Information Systems Agency
-   Eli Lilly
------------------------------------------------------  --------------------------------
-   Olympus                                             Telemedicine
------------------------------------------------------  --------------------------------

OFFICES
-------

     We operate from an office building in a business park where we have leased and occupy approximately 15,000 square feet of usable office space and 7,000 square feet of warehouse and manufacturing space. We own computers, fax, phones and copiers, printers, typewriters, desks, conference table, cabinets and other general office equipment. The monthly rental/lease rate is approximately $57,000 per month. We believe that as we expand the business, and cultivate additional relationships with outside vendors, we will not need to relocate our executive offices for the foreseeable future.

EMPLOYEES
---------

     We employ a total of 22 full time employees, which include four in engineering, eight in sales and marketing, five in manufacturing and five in administration and finance.

                                  OTHER EVENTS

     On January 14, 2002, we announced a new embedded software to support network control of video surveillance applications in Enterprise IP based networks. The new software is integrated into our NAC-3000 and NAC-4000 products.

                                   MANAGEMENT

     The following table sets forth the names, age, and position of each of our directors and executive officers.

NAME                    AGE        POSITION AND OFFICE HELD
Michael A. Liccardo      56  President, Chief Executive Officer,
                             and Chairman

Lawrence L. Bartlett     62  Chief Financial Officer, Vice President, Secretary
                             and Director

Richard A. Falcone       46  Vice President of Marketing, Worldwide Sales and
                             Business Development

Catherine Palmen         44  Director

     Our executive officers are appointed by, and serve at the pleasure of, our board of directors. There are no family relationships among our directors or executive officers. Our directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

BIOGRAPHICAL INFORMATION
------------------------

     Set forth below is biographical information for each officer and director. No person other than officers and directors will currently perform any of our management functions.

     MICHAEL A. LICCARDO
     -------------------

     Michael A. Liccardo has served as a director since February 2001, and as our chief executive officer, president and chairman of the board since April 2001. Mr. Liccardo has been the president and chief executive officer of Optivision since 1998 and chairman since December 1999. With over 25 years of experience in the high technology industry in various senior marketing, operations and financial management positions, Mr. Liccardo has directed business strategy for a broad range of markets, including computer and peripheral systems, software, semiconductors and multimedia communication. Prior to joining Optivision, Mr. Liccardo served in various executive management positions at Cirrus Logic, a supplier of analog circuits and advanced mixed-signal chip products, including vice president of business development, vice president of strategic planning, and vice president and general manager. While at Cirrus Logic, Mr. Liccardo directed the spin off of Lexar Media. Previously, Mr. Liccardo was the chief operating officer of Scientific Micro Systems where he successfully completed its initial public offering. Mr. Liccardo also served as a member of the board at BusLogic. Mr. Liccardo holds both master and bachelor of science degrees in electrical engineering from the University of California at Berkeley, and an MBA from Stanford University.

     RICHARD A. FALCONE
     ------------------

     Richard A. Falcone has served as our vice president, worldwide sales and business development, since April 2001. He joined Optivision in 1997 with significant experience in sales, marketing, strategic planning, finance and operational management in growth environments. During his career, Mr. Falcone has developed both enterprise direct and indirect models within end user, OEM, integration and service provider environments.

     Prior to Optivision, Mr. Falcone spent nine years at General Signal Networks (now InRange), a manufacturer of data communications switching and test equipment, network control and open systems connectivity. GSN was the result of the merger of Telenex and Data Switch corporations. As Area Vice President, he built and managed a $40 million field organization, including sales, business development, field marketing, systems engineering and support.

     Prior to General Signal, Mr. Falcone spent eight years at Nortel Networks, most recently serving as eastern region sales director for the Spectron Division (data communications). He was top ranked among management in quota achievement. While at Nortel, Mr. Falcone gained a wealth of experience serving in numerous management and professional positions including director marketing/sales operations, senior manager financial planning, and strategic planning analyst. He benefited from a broad scope of assignments within formal executive development initiatives for select candidates.

     Mr. Falcone holds a master's degree in business administration from Drexel University in Philadelphia, PA, and a bachelor of science degree in mathematics from Villanova University in Villanova, PA. He was elected to Pi Mu Epsilon, a national mathematics honor society. Throughout his career, Mr. Falcone has dedicated himself to continuing education, including executive simulation programs at the Wharton School.

     LAWRENCE L. BARTLETT
     --------------------

     Mr. Bartlett has served as interim president from March 2001 through April 2001 and has served as our vice president, chief financial officer and secretary since April 2001. Mr. Bartlett has also served on our board since February 2001. Mr. Bartlett has also served as the chief financial officer of Optivision since June 1998, overseeing Optivision's worldwide financial and administration operations. He has also been a director of Optivision since June 2000. He brings over 25 years of leadership in high technology financial, human resources and information technology management. Prior to joining Optivision, Mr. Bartlett served for five years as the senior finance and administration executive at Peninsula Laboratories. Mr. Bartlett spent eight years as a contract chief financial officer, providing financial expertise to startup, turnaround and fast-track growth companies. Mr. Bartlett also served as vice president of finance and administration, and chief financial officer of Northstar Computers and corporate controller for Bio-Rad Laboratories. At Northstar Computers, Mr. Bartlett led the company to an initial public offering. Previously, Mr. Bartlett was an auditor with Arthur Andersen LLP. He is a certified public accountant and holds a bachelor of science degree in accounting and business statistics from the University of Oregon.

     CATHERINE PALMEN
     ----------------

     Catherine Palmen has served as a director since February 2001. Ms. Palmen has also been a director of Optivision since June 2000 and is chairman of Optivision's creditors committee. Since March 2198, Ms. Palmen has been an account executive with Interprose, a public relations agency for emerging and established players in the information technology and telecommunications industries, where she supports trade shows and tours, coordinates product reviews, and manages relations with business and trade press for multiple clients. Before joining Interprose, Ms. Palmen worked in public relations with Newbridge Networks Inc. and in public relation and sales with UB Networks.

DIRECTOR COMPENSATION
---------------------

     We do not currently compensate our directors for their services as directors. Directors are reimbursed for their reasonable out-of-pocket expenses incurred with attending board or committee meetings.

EXECUTIVE COMPENSATION
----------------------

     The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to us during fiscal 1999, 2000 and 2001 to:

     -    Each person who served as our chief executive officer during 2001; and
     - Our other executive officers whose total annual salary and bonus in 2001 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                                                                           LONG TERM
                                                                           COMPEN -
                                                ANNUAL COMPENSATION (1)    SATION (1)
                                             ----------------------------  ----------
                                                                           SECURITIES
                                                                           UNDERLYING
NAME AND PRINCIPAL POSITION                   YEAR  SALARY ($)  BONUS ($)   OPTIONS
--------------------------------------------  ----  ----------  ---------  ----------
Michael A. Liccardo                           2001     164,680        ---   1,100,000
  President, Chief Executive Officer and      2000     182,148        ---   1,300,000
  Chairman of the Board (2)                   1999     175,014        ---     110,000
Jason John                                    2001         ---        ---         ---
  President, Secretary and Chairman of the    2000         ---        ---         ---
  Board (3)                                   1999         ---        ---         ---
Lawrence L. Bartlett                          2001     163,414        ---     825,000
  Chief Financial Officer, Vice President and 2000     185,450        ---     425,000
  Secretary (4)                               1999     131,250        ---      30,000
Richard A. Falcone                            2001     184,228        ---     740,000
  Vice President of Marketing, Worldwide      2000     174,538        ---     500,000
  Sales and Business Development              1999     155,675        ---      49,250

-----------------
     (1) Amounts for fiscal year 1999 and 2000 reflect pre-merger compensation awarded, earned or paid for services rendered in all capacities to Optivision, Inc.
     (2) Mr. Liccardo became president, chief executive officer and chairman of the board of directors in April 2001.
     (3) Mr. John became our president, chairman of the board and secretary and served as the sole director in August 2000, and resigned as director in February 2001 and as chairman of the board, president and secretary in March 2001.
     (4) Mr. Bartlett served as our interim president upon the resignation of Mr. John in March 2001 and until Mr. Liccardo was appointed in April 2001.


                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding options granted to each of the named executive officers during the year ended December 31, 2001.

                                                INDIVIDUAL GRANTS
                      -----------------------------------------------------------------
                           NUMBER OF        PERCENT OF TOTAL
                          SECURITIES        OPTIONS GRANTED    EXERCISE OR
                      UNDERLYING OPTIONS    TO EMPLOYEES IN    BASE PRICE    EXPIRATION
NAME                        GRANTED         FISCAL YEAR (1)    ($/SH) (2)       DATE
--------------------  -------------------  -----------------  -------------  ----------
Michael A. Liccardo       200,000 (3) (4)              5.25%  $       2.00     04/09/11
                          900,000 (5) (6)             23.65           1.07     06/28/11
Lawrence L. Bartlett      160,000 (3) (4)              4.20           2.00     04/09/11
                          365,000 (5) (6)              9.59           1.07     06/28/11
                          200,000 (5) (7)              5.25           0.35     10/13/11
                          100,000 (5) (8)              2.62           0.62     12/27/11
Richard A. Falcone        150,000 (3) (4)              3.94           2.00     04/09/11
                          365,000 (5) (6)              9.59           1.07     06/28/11
                          125,000 (5) (7)              3.28           0.35     10/13/11
                          100,000 (5) (8)              2.62           0.62     12/27/11

-----------------
     (1) Based on a total of 3,805,300 shares subject to options granted to employees (not counting options granted to non-employees) under all our stock option plans in the year ended December 31, 2001, including options granted to the named executive officers.
     (2) All options were granted at an exercise price equal to the fair market value of our common stock at the date of grant, or, in the case of Optivision, Inc. options, issued at the fair market value of the Optivision, Inc. common stock as determined by the board of directors of Optivision, Inc.
     (3) These options were issued under our 1997 Stock Plan in exchange for Optivision, Inc. options in connection with our merger with Optivision, Inc. on April 16, 2001. The Optivision, Inc. options were granted on April 9, 2001.
     (4)  The option vests at a rate of 2.08% each month.
     (5)  These options were issued under our 2000 Stock Plan.
     (6) The option vests 25% on the date of grant, 25% on March 1, 2002, and 2.08% each month thereafter.

     (7) The option vests 33% on November 12, 2001, 33% on December 12, 2001 and 34% on January 12, 2002.
     (8) The option vests 25% on March 30, 2002 and 2.08% each month thereafter.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information regarding the number and value of securities underlying unexercised options held by each of the named executive officers at December 31, 2001. None of the named executive officers exercised stock options during the year ended December 31, 2001.

                                              NUMBER OF SECURITIES
                                             UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-THE-
                       SHARES                     OPTIONS AT               MONEY OPTIONS AT
                      ACQUIRED               DECEMBER 31, 2001 (1)       DECEMBER 31, 2001 (2)
                         ON      VALUE    --------------------------  ----------------------------
NAME                  EXERCISE  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------  --------  --------  -----------  -------------  ------------  --------------
Michael A. Liccardo        ---       ---    1,858,000        730,000  $    122,500  $       59,500
Lawrence L. Bartlett       ---       ---      663,801        636,199        81,886          27,927
Richard A. Falcone         ---       ---      709,039        590,001        65,188          22,313

-----------------
     (1) These amounts represent the total number of shares subject to options held by the named executive officers at December 31, 2001. These options were granted on various dates during 2001 and include options issued in exchange for Optivision, Inc. options in connection with our merger with Optivision, Inc. on April 16, 2001.
     (2) These amounts represent the difference between the exercise price of options and the closing bid price of our common stock on December 31, 2001 for all the in-the-money options held by the named executive officers. The in-the-money option exercise prices were all at $0.35. These options were granted at the fair market value of the stock on the grant date.

1997 STOCK PLAN

     General

     Our board of directors adopted the 1997 Stock Plan (formerly the Optivision, Inc. 1997 Stock Plan) in February 2001 effective upon the completion of the merger with Optivision, Inc. in April 2001. Our stockholders approved
the 1997 Stock Plan in February 2000.   3,993,482 shares of our common stock are
authorized for issuance under the 1997 Stock Plan. As of December 31, 2001, options to purchase 3,576,146 shares were outstanding at a weighted average exercise price of $0.86 per share and 397,053 shares of common stock remained available for future grant. The 1997 Stock Plan will terminate in February 2011.

     Administration

     The 1997 Stock Plan is administered by our board of directors or a committee of the board. The 1997 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 1997 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations.

     Our board of directors has the authority to amend the 1997 Stock Plan at any time, with stockholder approval, if required.

     Plan Features

 Under the 1997 Stock Plan:

     - Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

     - Our board of directors or the committee appointed by the board to administer the 1997 Stock Plan will determine the exercise price of options or the purchase price of stock purchase rights, but the option price for incentive stock options will not be less than 100% of the fair market value of the stock on the date of grant and the exercise price of nonstatutory stock options will not be less than 85% of the fair market value of the stock on the date of grant;

     - The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the 1997 Stock Plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

     Change of Control and Accelerated Vesting

     In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock awards will terminate upon expiration of such period.

     In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.

2000 STOCK PLAN

     General

     Our board of directors adopted the 2000 Stock Plan in October 2000, and our stockholders approved the plan in October 2000. 5,500,000 shares of our common stock are authorized for issuance under the 2000 Stock Plan. As of December 31, 2001, options to purchase 2,612,500 shares of common stock were outstanding at a weighted average exercise price of $0.88 per share and 2,887,500 shares of common stock remained available for future grant. The 2000 Stock Plan will terminate in October 2010.

     Administration

     The 2000 Stock Plan is administered by our board of directors or a committee of the board. The 2000 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 2000 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations.

     Our board of directors has the authority to amend the 2000 Stock Plan at any time, with stockholder approval, if required.

     Plan Features

     Under the 2000 Stock Plan:

     - Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

     - Our board of directors or the committee appointed by the board to administer the plan will determine the exercise price of options or the purchase price of stock purchase rights, but the option price for incentive stock options will not be less than 100% of the fair market value of the stock on the date of grant and the exercise price of nonstatutory stock options will not be less than 85% of the fair market value of the stock on the date of grant;

     - The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

     Change of Control and Accelerated Vesting

     In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock awards will terminate upon expiration of such period.

     In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

Michael  A.  Liccardo

     In April 2001, we entered into an executive employment agreement with Michael A. Liccardo, who serves as our president, chief executive officer and chairman of the board. Our agreement with Mr. Liccardo provides for, among other things, a three-year term of employment, the payment of a base salary of $200,000 per year, and the minimum payment of one year's base salary in severance upon termination of employment without cause. The agreement may be terminated for any reason by Mr. Liccardo upon 30 days written notice or by us for cause upon 30 days written notice or without cause upon 90 days written notice. Upon termination of employment or change in our ownership or control, all options granted to Mr. Liccardo will be accelerated and will be exercisable, in the case of termination, for one year after such termination and, in the case of a change of control, for the 60-day period prior to such change in control and for a one-year period after such change in control. Mr. Liccardo is also subject to confidentiality restrictions under his employment agreement.

Lawrence  L.  Bartlett

     In April 2001, we entered into an executive employment agreement with Lawrence L. Bartlett, who serves as our vice president, chief financial officer, secretary and director. Our agreement with Mr. Bartlett provides for, among other things, employment for three years, the payment of a base salary of $190,000 per year, and the minimum payment of one year's base salary in severance upon termination of employment without cause. The agreement may be terminated for any reason by Mr. Bartlett upon 30 days written notice or by us for cause upon 30 days written notice or without cause upon 90 days written notice. Upon termination of employment or change in our ownership or control, all options granted to Mr. Bartlett will be accelerated and will be exercisable, in the case of termination, for one year after such termination and, in the case of a change of control, for the 60-day period prior to such change in control and for a one-year period after such change in control. Mr. Bartlett is also subject to confidentiality restrictions under his employment agreement.

Richard  A.  Falcone

     In April 2001, we entered into an executive employment agreement with Richard A. Falcone, who serves as our vice-president of marketing, worldwide sales and business development. Our agreement with Mr. Falcone provides for, among other things, employment for three years, the payment of a base salary of $130,000 per year, and the minimum payment of one year's base salary in severance upon termination of employment without cause. Mr. Falcone is also entitled to sales commissions as may be approved by the board of directors from time to time. The agreement may be terminated for any reason by Mr. Falcone upon 30 days written notice or by us for cause upon 30 days written notice or without cause upon 90 days written notice. Upon termination of employment or change in our ownership or control, all options granted to Mr. Falcone will be accelerated and will be exercisable, in the case of termination, for one year after such termination and, in the case of a change of control, for a 60-day period prior to such change in control and for the one-year period after such change in control. Mr. Falcone is also subject to confidentiality restrictions under his employment agreement.

                              CERTAIN TRANSACTIONS

     Under a November 2001 arrangement with us and subject to certain conditions, we will issue to Richard A. Falcone, our vice president of marketing, worldwide sales and business development, 300,000 shares of our common stock if we are acquired by a public company.

     In January 2002, we issued to Michael A. Liccardo, our president and chief executive officer and chairman of the board, a convertible note in the principal amount of $3,635,281.29 in exchange for the cancellation of certain loans (including accrued interest thereon) that Mr. Liccardo had made to us to meet current operating expenses. The note bears interest at 10% per annum and matures on January 14, 2003. Mr. Liccardo may, at any time, elect to convert the note into a number of shares of our common stock determined by dividing the outstanding principal and interest on the note by $0.35. The $0.35 conversion price is subject to adjustment to a lower conversion price through January 14, 2003, and is also subject to customary adjustment in the event of stock splits, dividends, recapitalizations and the like.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information about the beneficial ownership of our common stock as of March 19, 2002 by:

- each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

-    each of our directors;

-    each of our named executive officers;

- each of the persons who served as our chief executive officer during our fiscal year ended December 31, 2001; and

-    all directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of our common stock subject to options or other convertible securities that are presently exercisable or convertible or exercisable or convertible within 60 days of March 19, 2002 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing shares and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 17,540,190 shares of common stock outstanding as of March 19, 2002.

                                                               NUMBER OF
                                                                SHARES      PERCENTAGE
                                                             BENEFICIALLY   OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                        OWNED      OUTSTANDING
-----------------------------------------------------------  ------------  ------------
Michael A. Liccardo (2)                                        14,219,818         44.8%
Lawrence L. Bartlett (3)                                        1,186,305          6.3%
Catherine Palmen (4)                                                2,000            *
Jason John (5)                                                          0            0
  885 West Georgia Street
  Vancouver, BC V6C 1T2
Richard A. Falcone (6)                                          1,186,306          6.3%
All directors and executive officers as a group (4 persons)    16,594,429         48.6%

-----------------
* Less than 1%.

(1) Unless otherwise indicated, the address of each of the persons or entities listed in the table is c/o Amnis Systems Inc., 3450 Hillview Avenue, Palo Alto, California 94304.
(2) Includes (a) 2,134,457 shares that may be acquired currently or within 60 days of March 19, 2002 through the exercise of options, and (b) 10,386,518 shares that may be acquired currently through the conversion of a convertible note in the principal amount of $3,635,281.

(3) Includes 755,297 shares that may be acquired currently or within 60 days of March 19, 2002 through the exercise of options.
(4) Includes 2,000 shares that may be acquired currently or within 60 days of March 19, 2002 through the exercise of options.
(5) Mr. John resigned as director in February 2001 and as chairman, president and secretary in March 2001.
(6) Includes 738,557 shares that may be acquired currently or within 60 days of March 19, 2002 through the exercise of options.

     We are not aware of any arrangements that at a latter date may result in a change in our control.

                            DESCRIPTION OF SECURITIES

GENERAL
-------

     We are authorized to issue 120,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share, of which 17,540,190 shares are issued and outstanding, 9,493,482 shares are reserved for issuance pursuant to our stock option plans, 12,336,578 shares are reserved for issuance pursuant to securities (other than the debentures, warrants and investment options subject to the registration statement of which this prospectus forms a part) exercisable for, or convertible into or exchangeable for shares of common stock and 12,500,000 shares are reserved for issuance upon conversion of the debentures, the additional debentures, warrants and investment options subject to the registration statement of which this prospectus forms a part. In addition, we are authorized to issue 20,000,000 shares of preferred stock, of which none are issued and outstanding.

COMMON STOCK
------------

     Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and, if they do so, minority stockholders would not be able to elect any members to the board of directors. Our board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the common stock.

     Stockholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of common stock, when issued, will be fully paid and non-assessable.

     Holders of common stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on common stock and do not anticipate that we will pay dividends in the foreseeable future.

PREFERRED STOCK
---------------

     The board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of the common stock.

     We do not have any plans to issue any shares of preferred stock. However, we consider it desirable to have one or more classes of preferred stock to provide us with greater flexibility in the future in the event that we elect to undertake an additional financing and in meeting corporate needs that may arise. If opportunities arise that would make it desirable to issue preferred stock through either public offerings or private placements, the provision for these classes of stock in our certificate of incorporation would avoid the possible delay and expense of a stockholders' meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock would result, however, in a series of securities outstanding that may have certain preferences with respect to dividends, liquidation, redemption, and other matters over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the preferred stock may also result in the dilution of the net income per share and net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. As a result, it is not possible at this time to determine the respects in which a particular series of preferred stock will be superior to our common stock. The board of directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to issue any such stock on terms which it deems are not in our best interest or the best interests of our stockholders.

SHARES ELIGIBLE FOR FUTURE SALE
-------------------------------

     As of March 19, 2002, we had 17,540,190 shares of common stock outstanding. Sales of a substantial number of shares of our common stock in the public market following this offering could adversely affect the market price of the common stock. We are registering with this document 12,500,000 shares of common stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act of 1933.

CONVERTIBLE DEBENTURE FINANCING
-------------------------------

     The financing agreements with Bristol Investment Fund. Ltd. provide for the issuance of $1,000,000 of convertible debentures that can be converted into shares of our common stock. $500,000 in convertible debentures have been issued, with the remaining $500,000 in convertible debentures to be issued within ten business days after the effective date of this registration statement. The number of shares we will issue upon the conversion of these debentures fluctuates with our common stock market price, cannot be determined until the day of conversion. There is no limit on the number of shares of our common stock that may be issued upon the conversion of these convertible debentures. These convertible debentures have a conversion price that is the lesser of (1) $0.385 and (2) 70% of the average of the lowest three intraday prices (which need not occur on consecutive trading days) during the twenty trading days immediately preceding the applicable conversion date. Thus, the debentures will be converted at prices below the current market price on the conversion date. In addition, pursuant to investment options granted to the debenture holder, upon each conversion, the holder has the option to purchase, at the applicable conversion price, one additional share for each share of common stock issued upon conversion of the debentures.

     The $500,000 in convertible debentures to be issued within ten business days after the effective date of the registration statement of which this prospectus forms a part, as stated above, have a conversion price that is the lesser of (1) $0.385 and (2) 70% of the average of the lowest three intraday prices (which need not occur on consecutive trading days) during the twenty trading days immediately preceding the applicable conversion date. Thus, the debentures will be converted at prices below the current market price on the conversion date.

     Certain terms and conditions must be met at the time of the closing of the $500,000 convertible note that is to be to be issued within ten business days after the effective date of the registration statement of which this prospectus forms a part. These terms and conditions are summarized as follows:

- The representations and warranties given by us are true and correct at the time of funding;
-    The registration statement shall be declared effective;
- We have not violated any laws or incurred any other event which would prevent this registration statement from becoming effective; and
-    The trading of our stock on the OTC Bulletin Board has not been suspended.

     If conversions of the debentures occur, stockholders may be subject to an immediate dilution in their per share net tangible book value.

     In connection with the issuance of the convertible debentures in December 2001, we issued to the debenture holder warrants to purchase 1,000,000 shares of our common stock and to others warrants to purchase 100,000 shares of our common stock. These warrants have an exercise price equal to the lesser of (i) $0.385 per share and (ii) the average of the lowest three (3) intraday trading prices for the common stock during the twenty (20) trading days immediately prior to the closing date. These warrants can be exercised any time through and including December 28, 2008.

     As of March 19, 2002, we have reserved for an excess of the minimum number of shares of common stock, which would be issuable upon conversion in full of the debentures and exercise of the warrants and investment options amounting to 12,500,000 shares of authorized and unissued common stock. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures or exercise of the investment options. If we are required to issue additional shares we will be required to file an additional registration statement for those shares, a process which will be costly and time consuming. The issuance of these shares will dilute our common stock per share net tangible book value and may result in a decline in our stock price.

                            SELLING SECURITY HOLDERS

     The table below sets forth information concerning the sale of shares of common stock by the selling security holders. The table reflects: (1) the number of shares issuable upon conversion of debentures pursuant to the financing agreements, (2) shares issuable upon exercise of warrants pursuant to the financing agreements, and (3) shares issuable upon exercising investment options pursuant to the financing agreements. We will not receive any proceeds from the resale of the common stock by the selling security holders. We will receive proceeds from the exercise of the warrants and the investment options. Assuming all the shares registered below are sold by the selling security holders, none of the selling security holders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. Beneficial ownership is determined in accordance with Securities & Exchange Commission rules and generally includes voting or investment power with respect to securities. Common shares that are issuable upon the exercise of outstanding options, warrants, convertible preferred stock or other purchase rights, to the extent exercisable within 60 days of the date of this prospectus, are treated as outstanding for purposes of computing each selling security holder's percentage ownership of outstanding common shares.

                                                                  Shares Beneficially
                                                                      Owned After
                             Shares Beneficially                     Offering if all
                              Owned Prior to the   Shares Offered  Offering Shares Are
Selling Security Holder(1)        Offering(2)        for Sale(3)         Sold(3)
-------------------------  -----------------------  -------------  ------------------
                             Number of     Percen                  Number of  Percen
                               Shares       tage                    Shares     tage
-------------------------  --------------  -------  -------------  ---------  -------
Bristol Investment Fund,
Ltd.(4)                    12,400,000 (5)    41.3%  12,400,000(6)          0       0%

Bristol Capital, L.L.C.           90,000        *         90,000           0       0%

Alexander Dunham Capital          10,000        *         10,000           0       0%
Group, Inc.

Total                         12,500,000     41.6%    12,500,000           0       0%
-------------------------  --------------  -------  -------------  ---------  -------

 *  Less than 1%.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) No selling security holder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years.
(2) Assumes that all convertible debentures have been converted and that all warrants and the investment options have been exercised into shares of common stock.
(3) Assumes no sales are effected by the selling security holder during the offering period other than pursuant to this offering and that all shares offered will be issued and sold.
(4) Bristol Investment Fund, Ltd. is a private investment fund that is owned by its investors and managed by Bristol DLP, LLC. Bristol DLP, LLC, of which Mr. Paul Kessler and Ms. Diana Derycz Kessler are the managing members, has investment control over the shares listed owned by Bristol Investment Fund, Ltd.
(5) The number of shares set forth in the table for the selling security holders represents an estimate of the number of shares of common stock to be offered by the selling security holders. The actual number of shares of common stock issuable upon conversion of the debentures and exercise of the related warrants and investment options is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the debentures and exercise of the related warrants and investment options by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the debentures, if the debentures had actually been converted on January 31, 2002, the conversion price would have been $0.385. The minimum exercise price of the warrants and investment options is $0.385.
(6) Under the terms of the debentures and the related warrants and investment options, the debentures are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures or unexercised portions of the warrants and investment options) would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling security holders exceeds the number of shares of common stock that the selling security holders could own beneficially at any given time through their ownership of the debentures and the warrants and investment options. In that regard, the beneficial ownership of the common stock by the selling security holders set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                              PLAN OF DISTRIBUTION

     The selling security holders and any of their pledges, assignees, donees, transferees and successors-in-interest may, from time to time, sell any or all of their share of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling security holders will sell any or all of the common stock in this offering. The selling security holders may use any one or more of the following methods when selling shares:

     - Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

     - Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     - Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

     - An exchange distribution following the rules of the applicable exchange.

     -    Privately negotiated transactions.

     -    Short sales or sales of shares not previously owned by the seller.

     - Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share.

     -    A combination of any such methods of sale or any other lawful method.

The selling security holders may also engage in:

     - Short selling against the box, which is making a short sale when the seller already owns the shares.

     - Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date.

     - Selling under Rule 144 or Regulation S under the Securities Act of 1933, if available, rather than under this prospectus.

     - Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the securityholder.

     - Pledging shares to their brokers under the margin provisions of customer agreements. If a selling securityholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

     The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling security holders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling security holders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act of 1933 for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act of 1933.

     The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling securityholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling securityholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

     The selling security holders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling security holders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling security holders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

                                LEGAL PROCEEDINGS

     We are not a party to any material pending legal proceedings and, to the best of our knowledge, no such action by or against us has been threatened.

EXPERTS
-------

     Our financial statements at December 31, 2001 and 2000, and for each of the two years in the period ended December 31, 2001, appearing in the prospectus have been audited by Hood & Strong, LLP independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise a substantial doubt about our ability to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS
-------------

     Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by David Hunt, Esq., Attorney at Law.

OTHER AVAILABLE INFORMATION
---------------------------

     We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the commission under the Securities Exchange Act of 1934, as amended. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to:

     Lawrence L. Bartlett
     Chief Financial Officer
     Amnis Systems Inc.
     3450 Hillview Avenue
     Palo Alto, California 94304
     (650) 855-0200

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act, as amended, with the Commission in connection with the securities offered by this prospectus. This prospectus does not contain all of the information that is in the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates.

     Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

     The Commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the site is www.sec.gov.
                                                                    -----------
Visitors to the site may access such information by searching the EDGAR archives on this web site.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information that is different.

     The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

     The information contained in this prospectus is accurate only as of the date of this prospectus.


                        [FINANCIALS COMMENCE ON PAGE F-1]

                               AMNIS SYSTEMS INC.

                           DECEMBER 31, 2001 AND 2000



================================================================================




                        CONSOLIDATED FINANCIAL STATEMENTS

                                       AND

                          INDEPENDENT AUDITORS' REPORT

INDEPENDENT  AUDITORS'  REPORT


BOARD  OF  DIRECTORS
AMNIS  SYSTEMS  INC.
Palo  Alto,  California


We have audited the accompanying consolidated balance sheet of AMNIS SYSTEMS INC. (THE COMPANY) as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amnis Systems Inc. as of December 31, 2001 and 2000, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a net loss of $5,432,172 and $5,419,655 in the years ended December 31, 2001 and 2000 respectively, and has a stockholders' deficit of $7,379,620 and $4,279,042 and a working capital deficit of $7,438,697 and $4,824,707 at December 31, 2001 and 2000 respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




February  22,  2002

                                                                                                   AMNIS SYSTEMS INC.

                                                                                           CONSOLIDATED BALANCE SHEET
=====================================================================================================================

December 31,                                                                                 2001           2000
---------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
  Cash                                                                                   $     48,467   $    214,766
  Accounts receivable, net of allowance for doubtful accounts of $236,000 and $262,725
    for 2001 and 2000, respectively                                                           371,517        634,932
  Note receivable                                                                             500,000
  Inventories                                                                                 624,056      1,106,649
  Prepaid expenses and other                                                                   82,734         50,236
---------------------------------------------------------------------------------------------------------------------

      Total current assets                                                                  1,626,774      2,006,583
---------------------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT:
  Machinery and equipment                                                                   1,919,634      2,073,292
  Demonstration equipment                                                                     452,188        459,921
  Furniture and fixtures                                                                      498,796        548,810
  Leasehold improvements                                                                      351,111        351,565
---------------------------------------------------------------------------------------------------------------------

                                                                                            3,221,729      3,433,588
  Less:  Accumulated depreciation and amortization                                         (3,069,937)    (3,047,386)
---------------------------------------------------------------------------------------------------------------------

      Property and equipment, net                                                             151,792        386,202
---------------------------------------------------------------------------------------------------------------------

DEBT ISSUE COSTS                                                                                             140,000

DEPOSITS                                                                                       84,890         93,270
---------------------------------------------------------------------------------------------------------------------

      Total assets                                                                       $  1,863,456   $  2,626,055
=====================================================================================================================

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
  Notes payable-WTI                                                                                     $     83,042
  Financing obligations collateralized by accounts receivable                            $  1,029,283      1,138,598
  Accounts payable - moratorium                                                             1,561,500      1,575,673
  Accounts payable - other                                                                    932,866        868,808
  Accrued salaries                                                                            766,286        316,003
  Accrued vacation                                                                            274,833        259,470
  Accrued interest payable                                                                    381,104         94,269
  Reserve for sales adjustment                                                                               263,331
  Note payable                                                                                250,000
  Stockholders' notes payable                                                               3,309,375      1,572,197
  Deferred rent                                                                               108,892        199,195
  Deferred revenue                                                                             59,095         47,819
  Other accrued expenses                                                                      302,237        412,885
---------------------------------------------------------------------------------------------------------------------

      Total current liabilities                                                             8,975,471      6,831,290

LONG-TERM LIABILITIES:
  Sublease deposits                                                                            72,800         73,807
  Convertible note payable                                                                    500,000
  Discount on convertible note payable                                                       (305,195)
---------------------------------------------------------------------------------------------------------------------

    Total liabilities                                                                       9,243,076      6,905,097
---------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' (DEFICIT):
  Preferred stock, 20,000,000 authorized; none outstanding in 2001 and 2000
  Common stock, no par value, 100,000,000 and 20,000,000 shares authorized in 2001 and 2000, respectively; 12,947,082 and 10,796,902 shares issued and outstanding
    in 2001 and 2000, respectively                                                              1,295          1,079
  Additional paid-in capital                                                               12,259,729      9,928,351
  Accumulated deficit                                                                     (19,640,644)   (14,208,472)
---------------------------------------------------------------------------------------------------------------------

      Total stockholders' deficit                                                          (7,379,620)    (4,279,042)
---------------------------------------------------------------------------------------------------------------------

      Total liabilities and stockholder's deficit                                        $  1,863,456   $  2,626,055
=====================================================================================================================


      See accompanying summary of accounting policies and notes to the financial statements.

                                                              AMNIS SYSTEMS INC.

                                            CONSOLIDATED STATEMENT OF OPERATIONS

================================================================================

For the Years Ended Ended December 31,         2001                2000
------------------------------------------------------------------------------
SALES                                    $      4,095,755   $       3,574,090

COST OF GOODS SOLD                              2,148,038           2,377,230
------------------------------------------------------------------------------

     Gross margin                               1,947,717           1,196,860

OPERATING EXPENSES:
  Research and development                      1,870,630           1,772,474
  Sales and marketing                           2,822,510           2,630,810
  General and administrative                    2,033,688           2,008,415
------------------------------------------------------------------------------

                                                6,726,828           6,411,699
------------------------------------------------------------------------------

     Loss from operations                      (4,779,111)         (5,214,839)

OTHER INCOME (EXPENSE)
  Interest expense, net                          (693,071)           (273,923)
  Other, net                                       40,010              69,107
------------------------------------------------------------------------------

     Total other (expense)                       (653,061)           (204,816)
------------------------------------------------------------------------------

NET LOSS                                 $     (5,432,172)  $      (5,419,655)
==============================================================================

BASIC AND DILUTIVE LOSS PER SHARE        $          (0.47)  $           (0.22)
==============================================================================


      See accompanying summary of accounting policies and notes to the financial statements.

                                                                                     AMNIS SYSTEMS INC.

                                                                   CONSOLIDATED STATEMENT OF CASH FLOWS

=======================================================================================================

For the Years Ended December 31,                                                 2001          2000
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                   $(5,432,172)  $(5,419,655)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
    Stock options for services                                                   362,605
    Debt forgiven                                                                (42,967)
    Depreciation and amortization                                                271,956       507,924
    Loss on disposal of property and equipment                                     5,480
    Provision for doubtful accounts                                              (26,725)       18,016
    Provision for excess and obsolete inventories                                 62,519      (416,717)
  Decrease in accounts receivable                                                290,140       286,054
  Decrease (increase) in inventories                                             420,074       (20,279)
  (Increase) decrease in prepaid expenses and other assets                       (32,498)       70,114
  Decrease (increase) in deposits                                                  8,380        (6,817)
  Decrease in debt issue costs                                                   140,000
  Decrease in accounts payable moratorium                                        (14,173)     (100,000)
  Increase in accounts payable                                                    64,058       364,653
  Increase (decrease) in accrued salaries                                        480,474       (24,554)
  Increase in accrued vacation                                                    15,363        25,458
  Increase in accrued interest                                                   504,784        66,189
  Increase (decrease) in reserve for sales adjustment                           (263,331)      263,331
  Decrease in deferred rent                                                      (90,303)      (48,070)
  Increase (decrease) in deferred revenue                                         11,276       (71,087)
  Decrease in other accrued liabilities                                         (110,648)     (107,044)
  Decrease (increase) in sublease deposits                                        (1,007)       73,807
-------------------------------------------------------------------------------------------------------

      Net cash used by operating activities                                   (3,376,715)   (4,538,677)
-------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                            (43,026)      (55,490)
-------------------------------------------------------------------------------------------------------

      Net cash used by investing activities                                      (43,026)      (55,490)
-------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings from stockholders                                                 1,737,178     1,722,197
  Proceeds from financing obligations collateralized by accounts receivable   (1,334,546)     (714,447)
  Payments on financing obligations collateralized by accounts receivable      1,225,231       736,496
  Proceeds from issuance of common stock                                       1,431,487     2,929,446
  Proceeds from notes payable                                                    250,000
  Payment on notes payable                                                       (55,908)     (159,315)
  Payment on capital lease obligation                                                           (5,715)
-------------------------------------------------------------------------------------------------------

    Net cash provided by financing activities                                  3,253,442     4,508,662
-------------------------------------------------------------------------------------------------------

NET DECREASE IN CASH                                                            (166,299)      (85,505)

CASH AND CASH EQUIVALENTS, beginning of year                                     214,766       300,271
-------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period                                     $    48,467   $   214,766
=======================================================================================================

NON CASH INVESTING AND FINANCING ACTIVITIES:
  Shareholder debt exchanged for common stock                                              $   500,000
  Debt issue costs exchanged for common stock                                                  140,000
  Convertible note payable in exchange for note receivable                   $   500,000
  Discount on convertible note payable                                          (305,195)
  Stock options issued for services                                              362,605
  Accrued interest exchanged for common stock                                    202,116
  Accrued salaries exchanged for common stock                                     30,191
  Debt and accrued interest forgiven                                              43,967
=======================================================================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for income taxes                                                 $     1,600   $     1,600
  Cash paid for interest                                                     $   203,390   $   205,702
=======================================================================================================


      See accompanying summary of accounting policies and notes to the financial statements.

                                                      AMNIS SYSTEMS INC.

                                             STATEMENT OF STOCKHOLDERS' DEFICIT

============================================================================================================================

For the Years Ended December 31, 2001 and 2000
----------------------------------------------------------------------------------------------------------------------------

                                                           Convertible
                                                         Preferred Stock               Common Stock           Additional
                                                ------------------------------  -------------------------       Paid-In
                                                     Shares           Amount        Shares        Amount        Capital
                                                ----------------------------------------------------------------------------
BALANCE - December 31, 1999                             310,073   $   6,033,241   10,108,211   $      1,011  $      465,732

  Stock split prior to merger 2.82:1                                              16,944,200          1,694          (1,694)

  Exercise of common stock options                                                   107,785             11          23,185

  Issuance of common stock for services                                               50,000              5         106,245

  Conversion of stockholder debt                                                   1,333,300            133         499,867

  Purchase of common stock                                                         1,683,333            168       2,799,832

  Cancellation of common stock                                                   (19,740,000)        (1,974)          1,974

  Conversion of preferred stock                        (310,073)     (6,033,241)     310,073             31       6,033,210

  Net loss
----------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 2000                                    -               -   10,796,902          1,079       9,928,351

  Conversion of debt and accrued interest
     to common stock                                                                   4,307                          8,613

  Conversion of accrued interest to
     common stock                                                                    133,378             13         193,490

  Sale of common stock                                                             1,248,889            126       1,415,874

  Issuance of common stock for services                                              663,000             67         325,933

  Exercise of stock options                                                          100,606             10          45,668

  Beneficial conversion feature and warrants
     on issuance of convertible note payable                                                                        305,195

  Issuance of common stock options to
     non-employees                                                                                                   36,605

  Net loss
----------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 2001                                    -   $           -   12,947,082   $      1,295  $   12,259,729
============================================================================================================================



For the Years Ended December 31, 2001 and 2000
----------------------------------------------------------------------------

                                                                  Total
                                                 Accumulated   Stockholders'
                                                   Deficit       Deficit
                                                -------------  -------------
BALANCE - December 31, 1999                     $ (8,788,817)  $(2,288,833)

  Stock split prior to merger 2.82:1

  Exercise of common stock options                                  23,196

  Issuance of common stock for services                            106,250

  Conversion of stockholder debt                                   500,000

  Purchase of common stock                                       2,800,000

  Cancellation of common stock

  Conversion of preferred stock

  Net loss                                        (5,419,655)   (5,419,655)
---------------------------------------------------------------------------

BALANCE, December 31, 2000                       (14,208,472)   (4,279,042)

  Conversion of debt and accrued interest
     to common stock                                                 8,613

  Conversion of accrued interest to
     common stock                                                  193,503

  Sale of common stock                                           1,416,000

  Issuance of common stock for services                            326,000

  Exercise of stock options                                         45,678

  Beneficial conversion feature and warrants
     on issuance of convertible note payable                       305,195

  Issuance of common stock options to
     non-employees                                                  36,605

  Net loss                                        (5,432,172)   (5,432,172)
---------------------------------------------------------------------------

BALANCE, December 31, 2001                      $(19,640,644)  $(7,379,620)
---------------------------------------------------------------------------


      See accompanying summary of accounting policies and notes to the financial statements.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

Note 1 -  Description  of  Company:

          Amnis Systems Inc. (the Company), a Delaware consolidated corporation, develops, manufactures and delivers networked streaming video solutions for high quality video creation, management and distribution. The Company's network video products are distributed worldwide both directly and through leading industry partners.

          The Company's products are used in diverse applications such as distance learning, corporate training, video courier services, telemedicine, surveillance and visual collaboration.


Note 2 -  Going Concern:

          The Company is subject to a number of business risks affecting companies at a similar stage of development, including competition from companies with greater resources and alternative technologies, the ability to obtain financing to fund future operations, dependence on new product introductions in a rapidly changing technological environment, dependence on a limited number of customers, dependence on key employees and the ability to attract and retain additional qualified personnel.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $5,432,172 and $5,419,655 for the years ended December 31, 2001 and 2000, respectively, and has a working capital deficit of $7,438,697 and $4,824,707 at December 31, 2001 and 2000, respectively.
          These factors raise substantial doubt about the Company's ability to continue as a going concern. Subsequent to year-end, the Company entered into an agreement with its creditors to settle outstanding obligations shown on the balance sheet as "Accounts payable - moratorium" at a rate of $0.35 per dollar outstanding. An original balance of $1,575,673 of accounts payable was subject to this agreement. Since the acceptance of this agreement the Company has paid $50,000 toward the outstanding balance. Also subsequent to year-end, the Company entered into a financing arrangement that will provide funding for operations and payments of obligations (see Note 16). There is no assurance that the Company will be able to achieve successful operations or obtain sufficient financing. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 3 -  Summary of Significant Accounting Policies:

          a.   Principles of Consolidation
               ---------------------------

               The financial statements include the consolidation of the Company's wholly-owned subsidiary, Optivision, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

          b.   Use  of  Estimates  in  the  Preparation  of Financial Statements
               -----------------------------------------------------------------

               The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. The Company has made an estimate of additional costs related to disallowable items that may arise from the completion of certain audits of the Company's Small Business Innovation Research ("SBIR") grants that is included in other accrued expenses. Due to the uncertainty related to the ultimate outcome of the audits, the estimate of additional costs is subject to change and actual results could be materially different from this estimate.

          c.   Stock-Based  Compensation
               -------------------------

               The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 permits the use of either a fair value based method or the method defined in Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation arrangements. Companies that elect to employ the valuation method provided in APB No. 25 are required to disclose the pro forma net loss that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB No. 25 and, accordingly, it has included the pro forma disclosures required under SFAS No. 123 in
               Note  11.

          d.   Cash  and  Cash  Equivalents
               ----------------------------

               For the purpose of the balance sheet and the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

          e.   Inventories
               -----------

               Inventories are stated at the lower of cost (first-in, first-out) or market. Provision has been made to reduce obsolete inventories to their net realizable value. Inventories contain components and assemblies in excess of the Company's current estimated requirements and these are reserved for at December 31, 2001 and 2000, respectively. Due to competitive and market pressures, it is reasonably possible that these estimates could change in the future.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

          f.   Property  and  Equipment
               ------------------------

               Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the assets, which range from two to seven years. Amortization of leasehold improvements is provided on the straight-line basis over the lesser of the lease term or the estimated useful lives of the assets.

          g.   Revenue  Recognition
               --------------------

               Revenues are generated from the sale and shipment of the Company's products to value added resellers, original equipment manufacturers and end users. The Company recognizes revenue from warranty contracts on a straight-line basis over the contractual period of the warranty. The unrecognized portion is recorded as deferred revenue on the balance sheet.

          h.   Advertising  Costs
               ------------------

               The Company expenses all advertising costs, including direct response advertising costs, as they are incurred. There were no significant advertising expenses in 2001 or 2000.

          i.   Loss  per  Share
               ----------------

               Basic and diluted loss per share is computed using the weighted average number of common shares outstanding during the period. Since we have a net loss for all periods presented, net loss per share on a diluted basis is equivalent to basic net loss per share because the effect of converting outstanding stock options, warrants, convertible debt and other common stock equivalents would be anti-dilutive.

               Basic and diluted loss per share was calculated based upon outstanding common stock and equivalents of 11,559,506 and 24,657,080 for 2001 and 2000, respectively.

          j.   Risks  Due  to  Concentration  of  Significant  Customers
               ---------------------------------------------------------

               During 2001 and 2000, four customers accounted for 52% and 44% of net revenues, respectively. As of December 31, 2001 and 2000 approximately 44% and 45%, respectively, of accounts receivable were concentrated with five customers. To reduce credit risk relating to all customers, the Company performs ongoing credit evaluations of customers' financial conditions and limits the amount of credit extended when considered necessary, but generally requires no collateral on product sales. The Company maintains allowances for sales returns, estimated bad debt losses, and for unallowable costs on government grants to address potential undetected credit risks.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

          k.   Income  Taxes
               -------------

               The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This statement provides for an asset and liability approach under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which the taxes become payable.

          l.   Current  Pronouncements
               -----------------------

               In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities, and revises the accounting standards for securitization and transfers of financial assets and collateral. The adoption of SFAS No. 140 did not have a material impact on the Company's financial position, results of operations, or cash flows.

               In June 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible
               Assets. SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill. The Company does not anticipate any material impact from the adoption of this standard. SFAS No. 142 will require that goodwill and certain intangibles no longer be amortized, but instead will be tested for impairment at least annually. SFAS No. 142 is effective for all fiscal years beginning after December 15, 2001, with early application permitted in certain circumstances. The Company does not expect
               SFAS 142 to have a material impact on the Company's financial position, results of operations or cash flows.

               In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. The statement addresses financial accounting and reporting for obligations associated with the retirement of long-lived assets and the associated asset retirement costs. The statement is effective for all fiscal years beginning after June 15, 2002, with early application permitted. The Company does not expect the adoption of SFAS No. 143 to have a material impact on the Company's financial position, results of operations, or cash flows.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

               In August 2001, The FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. The statement is effective for all fiscal years beginning after December 15, 2001, with early application permitted. The Company does not expect the adoption of SFAS No. 143 to have a material impact on the Company's financial position, results of operations, or cash flows.


Note 4 -  Business Combination:

          On April 16, 2001, the Company effected a business combination with Optivision, Inc. by exchanging 4,467,063 shares of its common stock for all of the common stock of Optivision, Inc. The principal business of Optivision is manufacturing and delivering networked streaming video solutions for high quality video creation, management and distribution. The combination has been accounted for as a pooling of interests and, accordingly, all prior financial statements have been restated to include Optivision. The results of operations of the separate companies are summarized as follows:


                              Net Sales     Net Loss
Year Ended December 31, 2001
  Amnis                                   $  (362,605)
  Optivision                  $4,095,755   (5,069,567)
------------------------------------------------------

                              $4,095,755  $(5,432,172)
======================================================

Year Ended December 31, 2000
  Amnis                                   $  (110,923)
  Optivision                  $3,574,090   (5,308,732)
------------------------------------------------------

                              $3,574,090  $(5,419,655)
======================================================

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

Note 5 -  Inventory:

          Inventories  consist  of  the  following  at  December  31:

                                                2001        2000
Raw materials                                $ 274,593   $  326,491
Work-in-process                                445,490      803,862
Demonstration inventory                        115,798      125,596
--------------------------------------------------------------------

                                               835,881    1,255,949
Reserve for inventory obsolescence and
 demonstration inventory refurbishing costs   (211,825)    (149,300)
--------------------------------------------------------------------

                                             $ 624,056   $1,106,649
====================================================================

          Certain of the Company's products contain components that are supplied by a limited number of third parties. While the Company has an inventory of these components, any significant prolonged shortage of these components, or the failure of these supplies to maintain or enhance these components could materially adversely affect the Company's results of operations.


Note 6 -  Accounts Receivable Financing:

          In October 1998, the Company entered into a financing arrangement with Pacific Business Funding whereby funds were provided to the Company in exchange for factoring accounts receivable. Funding was based on 80% of qualified receivables. The Company is liable for any uncollected receivables. As of December 31, 2001 and 2000 borrowings under this agreement were $1,029,283 and $1,138,598, respectively. The balance bears interest at 18% per annum. The Company has currently exceeded its credit limit available on this agreement. This amount is included on the balance sheet as "Financing obligations collateralized by accounts receivable".

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

Note 7 -  Notes Payable:

          In prior years, the Company obtained equipment financing lines of $2,000,000 and $1,000,000, respectively, through Venture Lending and Leasing, Inc. The full amount under both equipment financing lines was drawn down by the Company under two notes, one note for $2,000,000 and a second note for $1,000,000 (collectively, the "notes"). The Notes bear interest at 17%, are secured by equipment, fixtures and accounts receivable, and contain certain covenants. The covenants include the requirement that the Company maintain compliance with the covenants included in the Company's accounts receivable financing. The Company was not in compliance with the covenants and therefore the notes are due on demand and have been reflected as a current liability for the year ended December 31, 2000. During the year ended December 31, 2001 the lender forgave the remaining balance on the note and accrued interest in the amount of $43,967. This amount is included in other income.

          An unsecured note payable in the amount of $250,000 was issued in February of 2001. The note bears interest at 10% per annum. Interest and principal are due one year from the date of issuance, and therefore has been classified as current on the balance sheet at December 31, 2001.

Note 8 -  Stockholders' Notes Payable

          Certain stockholders loaned the Company unsecured funds, which amounted to a balance of $3,309,375 and $1,572,197 at December 31, 2001 and 2000, respectively. These loans are all classified as current and bear interest at a rate of 10% per annum. The carrying value of these notes payable approximates their fair value.

          Subsequent to December 31, 2001, one stockholder converted a portion of the notes above, subsequent loans, and accrued interest thereon, totaling $3,635,281, into a convertible note. This convertible note bears interest at 10% per annum, and allows the stockholder to convert the note to common stock at $0.35 per share, subject to adjustment.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

Note 9 -  Convertible Debt:

          On December 28, 2001, the Company entered into an agreement to issue a debenture, bearing interest at 12% per annum, in the amount of $500,000, which is currently recorded as a debenture receivable, with the right to convert the debt into common stock upon demand at a rate equal to the lesser of $0.385 per share or 70% of the three lowest trading prices over the previous 20 days trading. In addition to the debenture, the lender was issued investment options to purchase, at the applicable conversion price, one additional share of common stock for each share of common stock owned upon conversion of the debenture and warrants to purchase up to 1,000,000 shares of common stock at an exercise price equal to the lesser of $0.385 or the average of the lowest trading prices over the previous 20 days tradingThe debenture limits the ownership that can be acquired through this transaction to be no greater than 4.9%. Additional warrants to purchase up to a total of 100,000 shares of common stock, at the same exercise price as the warrants issued to the lender, were issued as a finders fee.

          Since there are multiple components of the debenture, value was added to each component (warrants and debenture) based on their respective value. A discount on the debenture was calculated in two parts, first, the beneficial conversion feature on the debenture was valued as the difference between the purchase price of the conversion and the current trading price of the stock. Secondly, the warrants were valued using the Black Scholes Model. The combined total discount is $305,195, and will be amortized over the two year life of the debenture. This is the first installment received on a $2,385,000 commitment from the lender. The carrying value of this debenture approximates its fair value. On January 3, 2002, the Company received $500,000 pursuant to this debenture.

Note 10 - Commitments and Contingencies:

          Lease Commitments
          -----------------

               The Company leases office and manufacturing space, under a non-cancelable operating lease, which expires in December 2002. The lease agreement for the Company's office facilities provides for scheduled rent increases throughout the life of the lease. Rent expense under this agreement is being recognized on a straight-line basis over the term of the lease. The difference between the amounts paid and the amounts expensed for accounting purposes on the straight-line basis is classified as deferred rent in the accompanying balance sheet. Rental expense was approximately $1,310,000 and $1,240,000 for 2001 and 2000, respectively.

               Minimum rental payments under these leases for 2002 amount to $1,047,278.

               The Company subleased a portion of its leased facilities under an operating lease that is scheduled to expire February 2002. Sublease income for 2001 and 2000 was approximately $1,065,000 and $852,000, respectively.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

          Employment Agreements
          ---------------------

               The Company has entered into employment agreements with certain key employees with original terms of three years. Minimum future payments under these agreements for the years subsequent to December 31, 2001 are as follows:


          2002       $   520,000
          2003           520,000
          2004           173,000
          ----------------------

                     $ 1,213,000
          ======================


               Generally, the employment agreements are automatically renewed for successive one year terms, unless either party submits a notice not to renew within certain days prior to the term of the initial or renewal term. If the Company terminates these agreements without cause or the employee resigns with good reason, as defined, the Company shall pay severance compensation to the employee in a lump sum equal to the greater of twelve months of base salary, or the base salary for the remaining term of the agreements.

          Provision  for  Contract  Costs
          -------------------------------

               As of December 31, 2001 and 2000, the Company has accrued a provision for contract costs of $134,519 and $125,264, respectively. The Company's SBIR contracts are subject to audit by the Defense Contract Audit Association ("DCAA") with respect to claims made by the Company under the SBIR contracts. The Company has made an estimate of the costs of disallowable items under the SBIR contracts that is based on management's best estimate of the ultimate settlement and management's review of the Company's claims and the regulations covering allowable items under SBIR contracts. Should the final settlement with the DCAA result in a significantly different liability from that accrued, the Company's operating results and financial condition could be materially and adversely affected.

          Guarantee to Federal Government for Contracts Assigned to ONI
          -------------------------------------------------------------

               Certain government contracts were assigned to ONI (a former division of Optivision, Inc.) as part of a spin-off during 1998. After the government has approved the assignment of contracts to ONI, the Company as transferor, remains a guarantor of the successful completion of the contracts by ONI. As of April 30, 1998, the total contract value of contracts assigned to ONI, and subject to guarantee by the Company was $7,047,000. As of December 31, 2001 the Company has not determined which, if any, of these contracts have been closed and as a result, what is the amount of the reduced liability exposure.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

Note 11 - Stock Option Plans:

          The Company has two stock option plans: the 1997 Stock Plan (the "1997 Plan") and the 2000 Stock Plan (the "2000 Plan"). The 1997 Plan was adopted in connection with the merger with Optivision, Inc. and has 3,993,482 shares authorized for issuance. The 2000 Plan has 5,500,000 shares authorized for issuance. The 1997 Plan and 2000 Plan specify that the exercise price of Incentive stock options (ISOs) will not be less than 100% (110% for 10% stockholder) of fair market value on the date of grant and that the exercise price of Nonstatutory stock options (NSOs) will not be less than 85% (110% for a 10% stockholder) of fair market value on the date of grant. The fair value of the Company's common stock is determined by the Board of Directors. Options granted under the 1997 Plan and 2000 Plan generally expire ten years from the date of grant (five years for a 10% stockholder), and vest over four years.

          Stock  option  activity  under  the  Plans  is  as  follows:

                                                                      Weighted
                                                       Number of       Average
                                                        Shares     Exercise Price

Balance, December 31, 2001                             3,826,236   $         0.60
   Granted                                             3,805,300             1.40
   Exercised                                            (100,604)            0.56
   Canceled                                           (1,342,285)            1.31
---------------------------------------------------------------------------------

Balance, December 31, 2001                             6,188,646   $         0.88
=================================================================================

Balance, December 31, 2000                               520,215   $         1.90
   Granted                                             3,325,790             0.50
   Exercised                                              (2,243)            1.40
   Canceled                                              (17,526)            1.70
---------------------------------------------------------------------------------

Balance, December 31, 2000                             3,826,236   $         0.60
=================================================================================

Stock options authorized and available to be granted                    3,304,836
=================================================================================

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

          The following table summarizes information about stock options outstanding at December 31, 2001:

                          Options  Outstanding           Options Exercisable
               ---------------------------------------  ---------------------
                               Weighted
                                Average      Weighted                Weighted
Range of                       Remaining      Average                 Average
Exercise         Number       Contractual    Exercise     Number     Exercise
Prices         Outstanding  Life (in years)    Price    Exercisable    Price

0.00 - $1.00    3,380,596             8.77  $    0.40    2,196,555  $    0.40
1.01 - $2.00    2,719,738             9.11       1.39    1,600,040       1.37
2.01 - $3.00       87,500             9.04       3.00       30,110       3.00
3.01 - $4.00          812             4.77       4.00          812       4.00
-----------------------------------------------------------------------------

                6,188,646             8.93  $    0.88    3,827,517  $    0.84
=============================================================================

          The difference between the exercise price and the fair market options issued on the dates of the grant is accounted for as unearned compensation and amortized to expense over the related vesting period. The Company recognized $36,605 and $0 of expense in 2001 and 2000, respectively, related to stock options granted to consultants. As discussed in the Summary of Accounting Policies, the Company follows APB No. 25 for measurement and recognition of employee stock-based transactions. Had the Company elected to adopt the measurement and recognition provisions of SFAS No. 123, the Company would have incurred an additional $111,783 and $43,458 in related compensation expenses during the years ended December 31, 2001 and 2000, respectively. Under the provisions of SFAS No. 123, the proforma net
          (loss) income and basic and diluted (loss) income per share for the years ended December 31, 2001 and 2000 are as follows:

                                       2001          2000
Net Loss:
   As reported                     $(5,432,172)  $(5,419,655)
   Pro forma                        (5,543,955)   (5,457,113)
=============================================================

Basic and Diluted Loss per Share:
   As reported                     $     (0.47)  $     (0.22)
   Pro forma                             (0.48)        (0.22)
=============================================================

          The pro forma information provided above was estimated at the date of grant, using the Black-Scholes option-pricing model, with the following weighted average assumptions:

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

                                       2001     2000
Expected life (in years)                 4.0     4.0
Risk-free interest rate                  3.5%    3.5%
Volatility                            137.44%  100.0%
Dividend yield                           0.0%    0.0%

Note 12 - Warrants:

          As part of a convertible debt agreement, the Company issued 1,250,000 warrants to purchase common stock at a price of $2.25 - $4.25 per share. An additional 100,000 warrants were issued to a vendor with a purchase price of $3.00 per share. 1,100,000 warrants were also issued with the debt discussed in note 7.

                                 Weighted
                                  Average      Weighted                Weighted
Range of                         Remaining      Average                 Average
Exercise           Number       Contractual    Exercise     Number     Exercise
Prices           Outstanding  Life (in years)    Price    Exercisable    Price
0.000 - $0.001       52,301             4.83  $   0.001       52,301  $   0.001
0.002 - $0.350    1,100,000             7.00  $   0.350    1,100,000  $   0.350
2.250 - $4.250    1,350,000             1.65  $   2.680    1,350,000  $   2.680
-------------------------------------------------------------------------------
                  2,502,301             4.07  $    1.60    2,502,301  $    1.60
===============================================================================


Note 13 - Employee Benefits:

          The Company maintains a profit sharing and 401(k) plan (the "Plan"). Under the profit sharing portion of the Plan, the Company, at the discretion of the Board of Directors, may contribute 5% to those employees meeting minimum age and length of service requirements. The Company recognizes expenses as paid. The Company made no matching contributions during 2001 or 2000.

          Employees may make pre-tax contributions in amounts from 2% to 15% of compensation up to a pre-determined limit each year.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

Note 14 - Concentration  of  Credit  Risk:

          The Company has identified its financial instruments which are potentially subject to credit risk. These financial instruments consist principally of cash and cash equivalents and receivables.

          During the year, the Company had significant operating cash and cash equivalents in excess of the federally insured limits.

Note 15 - Income Taxes:

          The net deferred income tax asset consist of the following at December 31:

                                                        2001          2000
Deferred income tax assets from:
  Federal net operating loss carryforwards          $ 5,989,000   $ 4,215,000
  State net operating loss carryforwards                783,000       551,000
  Cumulative net temporary differences                  892,000       803,000
------------------------------------------------------------------------------

                                                      7,664,000     5,569,000
Valuation allowance                                  (7,664,000)   (5,569,000)
------------------------------------------------------------------------------

Net deferred income tax assets                      $         -   $         -
==============================================================================

          The valuation allowance was increased $2,095,000 from 2000 to 2001. This is as a result of the increase in net deferred tax assets, primarily net operating loss carryforwards (NOL's). Because the Company's management is unable to determine whether it is more likely than not that the net deferred tax assets will be realized, the Company continues to record a 100 percent valuation allowance against the net deferred tax assets.

          Net operating loss carryforwards at December 31, 2001 were approximately $17,460,000 for Federal income tax purpose and $8,770,000 for state income tax purposes. The net operating loss carryforwards expire on various dates through the year 2021. The Internal Revenue Code contains provisions which may limit the net operating loss carryforwards to be used in any given year upon the occurrence of certain events, including a significant change in ownership interest. The Company believes sufficient uncertainty exists regarding the reliability of the net operating loss carryforwards and other timing difference at December 31, 2001. Accordingly, a valuation allowance has been provided for the entire amount related thereto.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

Note 16 - Subsequent Events:

          On January 30, 2002, the Company successfully negotiated a work-out agreement plan with the creditors of Optivision, Inc., under which the Company will pay the creditors of Optivision, Inc. $0.35 for every $1.00 owed on debt listed on the balance sheet as Accounts Payable - moratorium. As of the date of this report, the Company was current with all payments under the agreement. Per the agreement, the debt is to be settled in monthly payments by June 30, 2002.

          Subsequent to December 31, 2001, the Company settled with its employees for unpaid compensation by issuing additional stock options in lieu of cash in the amount of $670,595.

          On January 14, 2002, the Company issued a convertible note in the principal amount of $3,635,281.29 to Mr. Michael A Liccardo, our president, chief executive officer and chairman of the board of directors, in exchange for the cancellation of certain loans (including accrued interests thereon) that Mr. Liccardo had loaned to Optivision, Inc. to meet current operating expenses. At any time, Mr. Liccardo may elect to convert the note to Common stock of the Company at $ 0.35 per share, subject to adjustment.

          Between February 14, 2002 and February 21, 2002 the Company entered into financing agreements for the sale of its common stock. The stock was sold in units, which include ten shares of common stock, subject to adjustment, and one warrant, for $8.00 each. Each warrant allows the holder to purchase three shares of common stock at $0.90 per share subject to adjustment. The total selling price of these units was $1,800,000.

          The Company has negotiated an agreement whereby $250,000 of debt plus interest of $25,890 would be converted into common stock of the Company at $1.00 per share.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
-------   -----------------------------------------

     Our Certificate of Incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

     Our Certificate of Incorporation provides that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any legal action, suit or proceeding, whether criminal, civil, administrative or investigative, whether such legal action be by or in the right of the corporation or otherwise, by reason of the fact that such person is or was our director or officer, or serves or served at our request as a director or officer, of another corporation, partnership, joint venture, trust or any other enterprise. In addition, our certificate of incorporation provides for indemnification of any person made or threatened to be made a party to any legal action by reason of the fact that such person is or was our director or officer and is or was serving as our fiduciary, or otherwise rendering to, any employee benefit plan relating to us. Our indemnification obligation in the certificate of incorporation is permitted under Section 145 of the General Corporation Law of the State of Delaware.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities & Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable.

INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 2.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
-------   -------------------------------------------

     The following table sets forth an itemized estimate of expenses to be incurred in connection with the sale and distribution of the securities being registered. The expenses shall be paid by us:

     1.   SEC filing fee                                              $   747
     2.   Accounting Fees and Expenses*                                10,000
     3.   Legal fees*                                                  45,000
     4.   Blue Sky fees and expenses (including counsel fees)*          3,000
     5.   Transfer agent's fees*                                        2,000
     6.   Printing, including registration statement and prospectus*    4,000
     7.   Miscellaneous costs and expenses**                            3,000
                                                                      -------
                  TOTAL                                               $67,747
                                                                      =======

 *   Except for the SEC filing fees, all of the foregoing items are estimates.
**   Includes fees for electronic (Edgar) filings

ITEM 3.    UNDERTAKINGS
------     ------------

The undersigned registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

ITEM 4.   RECENT SALES OF UNREGISTERED SECURITIES
-------   ---------------------------------------

     Since March 1999, we issued and sold securities not registered under the Securities Act of 1933, as amended, as follows:

     (1) In July 1999, we issued 1,000,000 shares of our common stock to one of our founders in exchange for manufacturing supplies in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

     (2) In September 2000, we issued to an investment bank 50,000 shares of our common stock in consideration for placement agent services rendered to us in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

     (3) In January 2001, we issued and sold to two qualified corporate investors 333,334 shares of our common stock for a total of $1,000,000 in cash in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

     (4) In April 2001, we issued 8,000 shares of our common stock to an individual in consideration for certain administrative and accounting services rendered to us in reliance upon an exemption from registration pursuant to
Section 4(2) of the Securities Act of 1933.

     (5) In April 2001, in connection with our acquisition of Optivision, Inc., we issued to the security holders of Optivision, Inc. in exchange for securities in Optivision, Inc. 4,459,063 shares of our common stock, options to purchase 3,896,768 shares of our common stock and warrants to purchase up to 1,350,000 shares of our common stock in reliance upon an exemption from registration pursuant to Section 3(a)(10) of the Securities Act of 1933.

     (6) In June 2001, we issued to a corporate service provider 5,000 shares of our common stock for certain services rendered to us in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

     (7) In October 2001, we issued and sold to a qualified corporate investor 555,555 shares of our common stock for a total of $200,000 in cash in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

     (8) In December 2001, we issued and sold to an accredited investor a 12% two-year secured convertible debenture in the principal amount of $500,000 convertible at the holder's option at any time into shares of our common stock at the lesser of 70% of the average of the lowest three trading prices of our common stock during the 20 trading day period ending one trading day prior to the date of conversion or $0.385 per share, investment options for the purchase up to $500,000 of our common stock at the same conversion price of the debenture, and warrants exercisable for up to 1,000,000 shares of our common stock at an exercise price equal to the lesser of $0.385 per share or 70% of the average of the lowest three trading prices for our common stock during the 20 days immediately prior to exercise. In connection therewith, as a finders fee, we issued to Bristol Capital, L.L.C. and Alexander Dunham Capital Group, Inc. warrants to purchase up to a total of 100,000 shares of our common stock at an exercise price equal to the lesser of $0.385 per share or 70% of the average of the lowest three trading prices for our common stock during the 20 days immediately prior to exercise. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

     (9) On January 14, 2002, we issued a convertible note in the principal amount of $3,635,281.29 to Michael A. Liccardo, our president, chief executive officer and chairman of the board of directors, in exchange for the cancellation of certain loans (including all accrued interest thereon) that Mr. Liccardo had made to us to meet current operating expenses in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933. The note bears interest at 10% per annum and matures on January 14, 2003. At any time, Mr. Liccardo may elect to convert the note into a number of shares of our common stock determined by dividing the outstanding principal and interest on the note by $0.35. The $0.35 conversion price is subject to adjustment to a lower conversion price through January 14, 2003, and is also subject to customary adjustment in the event of stock splits, dividends, recapitalizations and the like.

     (10) In February 2002, we issued and sold to three qualified investors a total of 225,000 units, each unit consisting of ten shares of our common stock, subject to adjustment, and a warrant to purchase three shares of our common stock at an exercise price of $0.90 per share, subject to adjustment, for a total of $1,800,000 in cash in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

     (11) In February 2002, we issued to a corporate service provider 5,000 shares of our common stock for certain services to be rendered to us over a three month period in reliance upon an exemption from registration pursuant to
Section 4(2) of the Securities Act of 1933.

ITEM 5.  DESCRIPTION OF EXHIBITS
-------  -----------------------

2.1** Agreement and Plan of Merger dated as of September 11, 2000 by and among the Registrant, Optivision, Inc. and ASI Acquisition, Inc.

2.2**    Amendment to Agreement and Plan of Merger dated as of January 11,
         2001 among Optivision, Inc. and ASI Acquisition, Inc.

3.1*     Certificate of Incorporation of Registrant dated as of July 29, 1998.

3.2**    Certificate of Amendment of Certificate of Incorporation of the Registrant
         dated as of August 24, 2000

3.3**    Certificate of Amendment of Certificate of Incorporation of the Registrant
         dated as of September 13, 2000

3.4*     Bylaws of the Registrant dated as of August 4, 1998


                                       52

3.5**    Amended and Restated Bylaws of the Registrant dated as of October 2,
         2000

4.1*** Form of Secured Convertible Debentures issued pursuant to the Securities Purchase Agreement.

4.2***   Form of Warrant issued pursuant to the Securities Purchase Agreement.

5.1      Opinion re: Legality

10.1     Amended 1997 Stock Plan

10.2     Amended 2000 Stock Plan

10.3*** Securities Purchase Agreement, dated as of December 28, 2001, by and among Amnis Systems Inc. and Bristol Investment Fund, Ltd.

10.4*** Registration Rights Agreement, dated as of December 28, 2001, by and among Amnis Systems Inc. and Bristol Investment Fund, Ltd.

10.5*** Security Agreement, dated as of December 28, 2001, by and among Amnis Systems Inc. and Bristol Investment Fund, Ltd.

10.6     Escrow Agreement

10.7     Transfer Agent Instructions

10.8     Lease Agreement

10.9 Employment Agreement dated April 18, 2001 between the registrant and Michael A. Liccardo

10.10 Employment Agreement dated April 18, 2001 between the registrant and Lawrence L. Bartlett

10.11 Employment Agreement dated April 18, 2001 between the registrant and, Richard A. Falcone

23.1     Consent of Counsel, David S. Hunt (included in Exhibit 5.1)

23.2     Consent of Hood & Strong LLP


*     Previously filed on Form 10-SB February 22, 2000, File No. 0-29645
**    Previously filed on Form 10-KSB April 2, 2001
***   Previously filed on Form 8-K January 14, 2002

SIGNATURES
----------

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palo Alto, State of California, on March 20, 2002.

                                        REGISTRANT:

                                        AMNIS SYSTEMS INC.

                                        By:  /s/ Michael A. Liccardo
                                        --------------------------------------
                                        MICHAEL A. LICCARDO
                                        Chief Executive Officer, President and
                                        Director

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.


                                        By:  /s/ Michael A. Liccardo
                                        --------------------------------------
                                        MICHAEL A. LICCARDO
                                        Chief Executive Officer, President
                                        and Chairman

                                        Date:  3/20/02

                                        By:  /s/ Lawrence L. Bartlett
                                        --------------------------------------
                                        LAWRENCE L. BARTLETT
                                        Chief Financial Officer, Vice
                                        President, Secretary and Director

                                        Date:  3/20/02

                                        By:  /s/ Catherine Palmen
                                        --------------------------------------
                                        CATHERINE PALMEN
                                        Director

                                        Date:  3/20/02

Dated Filed:  March 21, 2002